                                                                   EXHIBIT 10(c)




                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT




                            FLEET RETAIL FINANCE INC.
                          ADMINISTRATIVE, DOCUMENTATION
                            AND COLLATERAL AGENT FOR
                          THE LENDERS REFERENCED HEREIN




                              JACOBSON STORES INC.
                              JACOBSON CREDIT CORP.
                         JACOBSON STORES REALTY COMPANY
                                  THE BORROWERS



                              FLEET SECURITIES INC.
                              THE SYNDICATION AGENT




                                  July 13, 2001

                                TABLE OF CONTENTS



ARTICLE  I.     DEFINITIONS....................................................1

ARTICLE II.     THE REVOLVING CREDIT..........................................24
     2.1.       ESTABLISHMENT OF REVOLVING CREDIT.............................24
     2.2.       ADVANCES CAUSING AVAILABILITY TO BE LESS THAN MINIMUM
     AVAILABILITY (OVERLOANS).................................................24
     2.3.       RISKS OF VALUE OF COLLATERAL..................................25
     2.4.       COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT
     LETTERS OF CREDIT........................................................25
     2.5.       REVOLVING CREDIT LOAN REQUESTS................................25
     2.6.       MAKING OF REVOLVING CREDIT LOANS..............................27
     2.7.       SWINGLINE LOANS...............................................28
     2.8.       THE LOAN ACCOUNT..............................................28
     2.9.       THE REVOLVING CREDIT NOTES....................................29
     2.10.      PAYMENT OF THE LOAN ACCOUNT...................................29
     2.11.      INTEREST ON REVOLVING CREDIT LOANS............................30
     2.12.      CLOSING FEE...................................................31
     2.13.      AGENT'S FEE...................................................31
     2.14.      UNUSED LINE FEE...............................................31
     2.15.      EARLY TERMINATION FEE.........................................31
     2.16.      CONCERNING FEES...............................................32
     2.17.      AGENT'S AND REVOLVING CREDIT LENDERS' DISCRETION..............33
     2.18.      PROCEDURES FOR ISSUANCE OF L/C'S..............................34
     2.19.      FEES FOR L/C'S................................................35
     2.20.      CONCERNING L/C'S..............................................36
     2.21.      CHANGED CIRCUMSTANCES.........................................37
     2.22.      LENDERS' COMMITMENTS..........................................38

ARTICLE III.    CONDITIONS PRECEDENT..........................................39
     3.1.       CORPORATE DUE DILIGENCE.......................................39
     3.2.       OPINIONS......................................................40
     3.3.       ADDITIONAL DOCUMENTS..........................................40
     3.4.       OFFICERS' CERTIFICATES........................................40
     3.5.       REPRESENTATIONS AND WARRANTIES................................41
     3.6.       MINIMUM DAY ONE AVAILABILITY..................................41
     3.7.       ALL FEES AND EXPENSES PAID....................................41
     3.8.       BORROWERS NOT INDEFAULT.......................................41
     3.9.       NO ADVERSE CHANGE.............................................41
     3.10.      PERFECTION CERTIFICATES AND UCC SEARCH RESULTS................41
     3.11.      SURVEY AND TAXES..............................................41
     3.12.      TITLE INSURANCE...............................................41

     3.13.      CERTIFICATES OF INSURANCE.....................................42
     3.14.      BLOCKED ACCOUNT AGREEMENTS AND NOTIFICATIONS..................42
     3.15.      BORROWING BASE CERTIFICATE....................................42
     3.16.      PAYOFF LETTER.................................................42
     3.17.      APPRAISALS OF ELIGIBLE REAL ESTATE ASSETS.....................42
     3.18.      HAZARDOUS WASTE ASSESSMENTS...................................42
     3.19.      SUCCESSFUL SYNDICATION........................................42
     3.20.      BENEFIT OF CONDITIONS PRECEDENT...............................43

ARTICLE IV.     GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES.............43
     4.1.       PAYMENT AND PERFORMANCE OF LIABILITIES........................43
     4.2.       DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.................43
     4.3.       TRADE NAMES...................................................44
     4.4.       INFRASTRUCTURE................................................44
     4.5.       LOCATIONS.....................................................45
     4.6.       TITLE TO ASSETS...............................................46
     4.7.       INDEBTEDNESS..................................................47
     4.8.       INSURANCE.....................................................48
     4.9.       LICENSES......................................................48
     4.10.      LEASES........................................................49
     4.11.      REQUIREMENTS OF LAW...........................................49
     4.12.      LABOR RELATIONS...............................................49
     4.13.      MAINTAIN PROPERTIES...........................................50
     4.14.      TAXES.........................................................51
     4.15.      NO MARGIN STOCK...............................................52
     4.16.      ERISA.........................................................52
     4.17.      HAZARDOUS MATERIALS...........................................53
     4.18.      LITIGATION....................................................53
     4.19.      DIVIDENDS. INVESTMENTS. CORPORATE ACTION......................53
     4.20.      LOANS.........................................................54
     4.21.      PROTECTION OF ASSETS..........................................55
     4.22.      LINE OF BUSINESS..............................................55
     4.23.      AFFILIATE TRANSACTIONS........................................55
     4.24.      FURTHER ASSURANCES............................................55
     4.25.      ADEQUACY OF DISCLOSURE........................................56
     4.26.      NO RESTRICTIONS ON LIABILITIES................................56
     4.27.      OTHER COVENANTS...............................................57
     4.28.      LEASE SUBORDINATION...........................................57

ARTICLE V.      FINANCIAL REPORTING AND PERFORMANCE COVENANTS.................57
     5.1.       MAINTAIN RECORDS..............................................57
     5.2.       ACCESS TO RECORDS.............................................57
     5.3.       IMMEDIATE NOTICE TO AGENT.....................................58
     5.4.       BORROWING BASE CERTIFICATE....................................59
     5.5.       WEEKLY REPORTS................................................59

     5.6.       MONTHLY REPORTS...............................................59
     5.7.       QUARTERLY REPORTS.............................................59
     5.8.       ANNUAL REPORTS................................................60
     5.9.       OFFICERS' CERTIFICATES........................................60
     5.10.      INVENTORIES, APPRAISALS, AND AUDITS...........................61
     5.11.      ADDITIONAL FINANCIAL INFORMATION..............................61
     5.12.      CAPITAL EXPENDITURES..........................................62

ARTICLE VI.     USE OF COLLATERAL.............................................63
     6.1.       USE OF INVENTORY COLLATERAL...................................63
     6.2.       INVENTORY.....................................................63
     6.3.       MODIFICATION OF CREDIT POLICY AND PROCEDURES..................63
     6.4.       VALIDITY OF ACCOUNTS..........................................63
     6.5.       NOTIFICATION TO ACCOUNT DEBTORS...............................64
     6.6.       RELEASE OF LIEN...............................................64

ARTICLE VII.    CASH MANAGEMENT. PAYMENT OF LIABILITIES.......................64
     7.1.       DEPOSITORY ACCOUNTS...........................................64
     7.2.       CREDIT CARD RECEIPTS..........................................64
     7.3.       CASH MANAGEMENT...............................................65
     7.4.       PROCEEDS AND COLLECTIONS......................................65
     7.5.       PAYMENT OF LIABILITIES........................................66
     7.6.       THE OPERATING ACCOUNT.........................................67

ARTICLE VIII.   GRANT OF SECURITY INTEREST....................................67
     8.1.       GRANT OF SECURITY INTEREST....................................67
     8.2.       EXTENT AND DURATION OF SECURITY INTEREST......................68
     8.3.       CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE...68
     8.4.       JOINT AND SEVERAL LIABILITY...................................69

ARTICLE IX.     AGENT AS BORROWERS' ATTORNEY-IN-FACT..........................70
     9.1.       APPOINTMENT AS ATTORNEY-IN-FACT...............................70
     9.2.       NO OBLIGATION TO ACT..........................................71

ARTICLE X.      EVENTS OF DEFAULT.............................................71
     10.1.      FAILURE TO PAY THE REVOLVING CREDIT...........................71
     10.2.      FAILURE TO MAKE OTHER PAYMENTS................................71
     10.3.      FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD)....71
     10.4.      FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).......72
     10.5.      MISREPRESENTATION.............................................72
     10.6.      ACCELERATION OF OTHER DEBT. BREACH OF LEASE...................72
     10.7.      DEFAULT UNDER OTHER AGREEMENTS................................72
     10.8.      UNINSURED CASUALTY LOSS.......................................72
     10.9.      ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS...................72

     10.10.     BUSINESS FAILURE..............................................73
     10.11.     BANKRUPTCY....................................................73
     10.12.     DEFAULT BY GUARANTOR..........................................73
     10.13.     INDICTMENT - FORFEITURE.......................................73
     10.14.     TERMINATION OF GUARANTY.......................................74
     10.15.     CHALLENGE TO LOAN DOCUMENTS...................................74
     10.16.     CHANGE IN CONTROL.............................................74

ARTICLE XI.     RIGHTS AND REMEDIES UPON DEFAULT..............................74
     11.1.      ACCELERATION..................................................74
     11.2.      RIGHTS OF ENFORCEMENT.........................................74
     11.3.      SALE OF COLLATERAL............................................75
     11.4.      OCCUPATION OF BUSINESS LOCATION...............................76
     11.5.      GRANT OF NONEXCLUSIVE LICENSE.................................76
     11.6.      ASSEMBLY OF COLLATERAL........................................76
     11.7.      RIGHTS AND REMEDIES...........................................76

ARTICLE XII.    REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS...................77
     12.1.      REVOLVING CREDIT FUNDING PROCEDURES...........................77
     12.2.      SWINGLINE LOANS...............................................77
     12.3.      AGENT'S COVERING OF FUNDING...................................78
     12.4.      ORDINARY COURSE DISTRIBUTIONS.................................80

ARTICLE XIII.   ACCELERATION AND LIQUIDATION..................................81
     13.1.      ACCELERATION NOTICES..........................................81
     13.2.      ACCELERATION..................................................81
     13.3.      INITIATION OF LIQUIDATION.....................................81
     13.4.      ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION............81
     13.5.      AGENT'S CONDUCT OF LIQUIDATION................................82
     13.6.      DISTRIBUTION OF LIQUIDATION PROCEEDS..........................82
     13.7.      RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION................83

ARTICLE XIV.    THE AGENT.....................................................83
     14.1.      APPOINTMENT OF THE AGENT......................................83
     14.2.      RESPONSIBILITIES OF AGENT.....................................84
     14.3.      CONCERNING DISTRIBUTIONS BY THE AGENT.........................84
     14.4.      DISPUTE RESOLUTION............................................85
     14.5.      DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS.....................85
     14.6.      CONFIDENTIAL INFORMATION......................................86
     14.7.      RELIANCE BY AGENT.............................................86
     14.8.      NON-RELIANCE ON AGENT AND OTHER REVOLVING CREDIT LENDERS......87
     14.9.      INDEMNIFICATION...............................................87
     14.10.     RESIGNATION OF AGENT..........................................88

ARTICLE XV.     ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS............88
     15.1.      ADMINISTRATION OF CREDIT FACILITIES...........................88
     15.2.      ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS.........89
     15.3.      ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS....89
     15.4.      ACTION REQUIRING CERTAIN CONSENT..............................90
     15.5.      ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT............90
     15.6.      ACTIONS REQUIRING SWINGLINE LENDER CONSENT....................91
     15.7.      ACTIONS REQUIRING AGENT'S CONSENT.............................92
     15.8.      MISCELLANEOUS ACTIONS.........................................92
     15.9.      ACTIONS REQUIRING BORROWERS' CONSENT..........................92
     15.10.     NONCONSENTING REVOLVING CREDIT LENDER.........................92

ARTICLE XVI.    ASSIGNMENTS BY REVOLVING CREDIT LENDERS.......................94
     16.1.      ASSIGNMENTS AND ASSUMPTIONS...................................94
     16.2.      ASSIGNMENT PROCEDURES.........................................94
     16.3.      EFFECT OF ASSIGNMENT..........................................95

ARTICLE XVII.   NOTICES.......................................................96
     17.1.      NOTICE ADDRESSES..............................................96
     17.2.      NOTICE GIVEN..................................................96
     17.3.      WIRE INSTRUCTIONS NOTICE GIVEN................................97

ARTICLE XVIII.  TERM..........................................................97
     18.1.      TERMINATION OF REVOLVING CREDIT...............................97
     18.2.      ACTIONS ON TERMINATION........................................97

ARTICLE XIX.    GENERAL.......................................................98
     19.1.      PROTECTION OF COLLATERAL......................................98
     19.2.      PUBLICITY.....................................................98
     19.3.      SUCCESSORS AND ASSIGNS........................................98
     19.4.      SEVERABILITY..................................................99
     19.5.      AMENDMENTS. COURSE OF DEALING.................................99
     19.6.      POWER OF ATTORNEY.............................................99
     19.7.      APPLICATION OF PROCEEDS......................................100
     19.8.      INCREASED COSTS..............................................100
     19.9.      COSTS AND EXPENSES OF THE AGENT..............................101
     19.10.     COPIES AND FACSIMILES........................................101
     19.11.     MASSACHUSETTS LAW............................................101
     19.12.     CONSENT TO JURISDICTION......................................101
     19.13.     INDEMNIFICATION..............................................102
     19.14.     RULES OF CONSTRUCTION........................................103
     19.15.     INTENT.......................................................104
     19.16.     PARTICIPATIONS...............................................105
     19.17.     RIGHT OF SET-OFF.............................................105

     19.18.  PLEDGES TO FEDERAL RESERVE BANKS................................105
     19.19.  MAXIMUM INTEREST RATE...........................................106
     19.20.  WAIVERS.........................................................106
     19.21.  PAYMENT OF FLORIDA PROPERTY TAXES...............................107

                             EXHIBITS AND SCHEDULES

                                    Exhibits

         Exhibit A     :    SwingLine Note
         Exhibit B     :    Revolving Credit Note
         Exhibit C     :    Borrowing Base Certificate
         Exhibit D     :    Assignment and Acceptance
         Exhibit E     :    Custom Brokers Agreement
         Exhibit F     :    Form of Request for Loans and Advances

                                   Schedules

         2.22          :    Revolving Credit Lenders' Commitments
         4.2           :    Corporate Information
         4.6           :    Encumbrances
         4.7           :    Indebtedness
         4.8           :    Insurance Policies
         4.10               Leases
         4.12               Labor Relations
         4.14          :    Taxes
         4.16               ERISA
         4.17               Hazardous Materials
         4.18          :    Litigation
         5.6           :    Weekly and Monthly Reporting Requirements
         7.1           :    DDA's
         7.2           :    Credit Card Arrangements

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                        FLEET RETAIL FINANCE INC., AGENT

         dated as of May 18, 2001 and amended and restated as of July 13, 2001

         THIS AMENDED AND RESTATED AGREEMENT is made among Fleet Retail Finance Inc. (in such capacity, herein the "AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "REVOLVING CREDIT LENDERS", who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Revolving Credit Lenders" in accordance with the provisions of Section 2.22, below; and The Revolving Credit Lenders; and Jacobson Stores Inc., a Michigan corporation with its principal executive offices at 3333 Sargent Road, Jackson, Michigan 49201 (the "COMPANY"), Jacobson Credit Corp., a Michigan corporation and Jacobson Stores Realty Company, a Michigan corporation (collectively with the Company, the "BORROWERS" and each individually a "BORROWER") in consideration of the mutual covenants contained herein and benefits to be derived here from,

         WHEREAS, pursuant to the Loan and Security Agreement dated as of May 18, 2001 (the "Prior Credit Agreement"), by and among the Agent, the Borrowers, the SwingLine Lender and the Revolving Credit Lenders, the SwingLine Lender and the Revolving Credit Lenders agreed to make loans to the Borrowers;

         WHEREAS, the Agent, the Borrowers, the SwingLine Lender and the Revolving Credit Lenders have agreed to amend the Prior Credit Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, the Agent, the Borrowers, the SwingLine Lender and the Revolving Credit Lenders agree that on the Closing Date the Prior Credit Agreement and all Schedules and Exhibits thereto are hereby amended and restated in their entirety as set forth herein and the Schedules and Exhibits and shall remain in full force and effect only as set forth herein.

                                   WITNESSETH:

ARTICLE I.  DEFINITIONS

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "ACCELERATION": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "ACCELERATION NOTICE": Written notice as follows:

         (a) From the Agent to the Revolving Credit Lenders, as provided in 13.1(a).

         (b)  From the SuperMajority Lenders to the Agent, as provided in
Section 13.1(b).

         "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE": Include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH": Automated clearing house.

         "AFFILIATE": The following:

         (a) With respect to any two Persons, a relationship in which (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         (b) Any Person which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrowers; could have such enterprise's tax returns or financial statements consolidated with the Borrowers'; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which a Borrower is a member; or controls or is controlled by a Borrower.

         "AGENT": Is referred to in the Preamble.

         "AGENT'S COVER": Defined in Section 12.3(c)(i).

         "AGENT'S FEE": Is defined in Section 2.13.

         "AGENT'S RIGHTS AND REMEDIES": Is defined in Section 11.7.

         "APPLICABLE LAW": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "APPLICABLE MARGIN": For each quarter, the Applicable Margin shall be the applicable margin set forth below with respect to the average level of Maximum Availability during the previous quarter, provided, however, that until the first anniversary of the date of this Agreement, the Applicable Margin shall be set at no less than as set forth opposite Level II below:


                         -----------------------------------------------------------------------------------
                              Level                Availability           Eurodollar Rate     Base Rate
                                                                             Applicable       Applicable
                                                                               Margin           Margin
                         -----------------------------------------------------------------------------------
                                I          Greater than or equal to             2.25%            0.00%
                                                  $60 million
                         -----------------------------------------------------------------------------------
                               II          Greater than or equal to             2.50%            0.25%
                                             $30 million and less
                                                 than $60 million
                         -----------------------------------------------------------------------------------
                              III           Less than $30 million               2.75%            0.50%
                         -----------------------------------------------------------------------------------

                                      -3-



         "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Agent, to reflect the appraiser's estimate of the net recovery on the Borrowers' Inventory in the event of an in-store liquidation of that Inventory.

         "APPRAISED INVENTORY PERCENTAGE": 85%

         "APPROVED CUSTOMS BROKER": A customs broker satisfactory to the Agent which has entered into a Customs Broker Agreement with the Agent and the Borrowers.

         "ASSIGNING REVOLVING CREDIT LENDER": Defined in Section 16.1.

         "ASSIGNMENT AND ACCEPTANCE": Defined in Section 16.2.

         "AVAILABILITY": The lesser of (a) or (b), where:

         (a)      is the result of

                  (i)      The Revolving Credit Ceiling

                                      Minus

                  (ii)     The aggregate unpaid balance of the Loan Account

                                      Minus

                  (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

          (b)     is the result of

                  (i)      The Borrowing Base

                                      Minus

                  (ii)     The aggregate unpaid balance of the Loan Account

                                      Minus

                  (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                                      Minus

                  (iv)     The aggregate of the Availability Reserves.

         "AVAILABILITY RESERVES": Such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                  (i) reserves for rents for stores in States with landlord lien statutes provided that based on existing locations and current statutes, the maximum imposed shall not exceed two month's rent for such stores (but only if a landlord's waiver, acceptable to the Agent, has not been received by the Agent).

                  (ii) Customer Credit Liabilities provided, however that Availability Reserves with respect to gift certificates shall be limited to 50% of the amount attributable to such gift certificates.

                  (iii) taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Agent in the Collateral.

                  (iv)     L/C Landing Costs.

                  (v) inventory consigned to any Borrower to the extent of the liability owed by the Borrowers to the consignor.

                  (vi) the portion of Eligible Credit Card Receivables relating to sales of inventory consigned to any Borrower to the extent of the liability owed by the Borrowers to the consignor.

         "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

         "BASE": The Base Rate announced from time to time by Fleet National Bank (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "BASE MARGIN RATE": The aggregate of Base plus the Base Rate Applicable Margin per annum.

         "BASE RATE APPLICABLE MARGIN". See definition of Applicable Margin.

         "BLOCKED ACCOUNT(S)": Any DDA, other than an Exempt DDA, including, without limitation, the Local Accounts or the Interim Concentration Accounts.

         "BLOCKED ACCOUNT AGREEMENT": An Agreement, in form satisfactory to the Agent, which Agreement recognizes the Agent's Collateral Interest in the contents of the DDA which is the subject of such Agreement and agrees that such contents shall be transferred only to the Concentration Account or Interim Concentration Account, as applicable, as required by Section 7.4 or as otherwise instructed by the Agent.

         "BORROWER(S)": Is defined in the Preamble.

         "BORROWING BASE": The aggregate of the following:

         (a) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

         Plus

         (b) The lesser of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value.

         Plus

         (c) The Determined Value of Eligible Real Estate Assets multiplied by the Real Estate Advance Rate; provided however, the amount included in the Borrowing Base pursuant to this paragraph (c) shall never exceed more than 20% of the entire Borrowing Base minus the Availability Reserves; provided, further, no single Fixed Asset shall be included in the Borrowing Base pursuant to this paragraph (c) to the extent that it exceeds 30% of the entire amount of this paragraph (c) included in the Borrowing Base.

         "BORROWING BASE CERTIFICATE": Is defined in Section 5.4.

         "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Agent is not open to the general public to conduct business.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized as capital expenditures in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CHANGE IN CONTROL": The occurrence of any of the following:

         (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Company having the right, under ordinary circumstances, to vote for the election of directors of the Company.

         (b) More than half of the persons who were directors of the Company on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Company.

         "CHATTEL PAPER": Has the meaning given that term in the UCC.

         "CLOSING DATE": The date on which the conditions set forth in Section 3 have been satisfied and any Revolving Credit Loan is made or any L/C is to be issued hereunder.

         "CLOSING FEE": Is defined in Section 2.12.

         "COLLATERAL": Is defined in Section 8.1.

         "COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

         "COMPANY": Is defined in the Preamble.

         "CONCENTRATION ACCOUNT": Is defined in Section 7.3.

         "CONSENT": Actual consent given by the Revolving Credit Lender from whom such consent is sought; or the passage of Seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from the Agent of a proposed course of action to be followed by the Agent without such Revolving Credit Lender's giving the Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that the Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

         "COST": The lower of (a) or (b), where:

         (a) is the calculated cost of purchases, based upon a Borrower's accounting practices [on a first-in, first-out (FIFO) basis], known to the Agent, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by such Borrower; such Borrower's purchase journal; or such Borrower's stock ledger.

         (b) is the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on such Borrower's accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting such Borrower's historic business practices.

"COST" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in such Borrower's calculation of cost of goods sold.

         "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's attorneys, and all reasonable out-of-pocket costs incurred by the Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent, where such costs and expenses are directly or indirectly related to or in respect of the Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the rights and remedies of the Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" also includes the reasonable fees and expenses of Lenders' Special Counsel and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges. The Costs of Collection are Liabilities, and at the Agent's option may bear interest at the then effective Base Margin Rate.

         "CREDIT CARD ADVANCE RATE": 85%

         "CUSTOMS BROKER AGREEMENT": A Customs Broker Agreement, substantially in the form of EXHIBIT E hereto, entered into among the Agent, the Borrowers and an Approved Customs Broker.

         "CUSTOMER CREDIT LIABILITY": Gift certificates, customer deposits, offsets, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "DDA": Any checking or other demand daily depository account maintained by any Borrower.

         "DELINQUENT REVOLVING CREDIT LENDER": Defined in Section 12.3(c).

         "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC and also includes all demand, time, savings, passbook, or similar accounts maintained with a bank.

         "DETERMINED VALUE": At the relevant time of reference thereto, the appraised value of such assets on a forced liquidation basis determined by the appraisals referred to in Section 3.17 or the most recent appraisal thereof conducted pursuant to Section 5.10(d). To the extent that any Eligible Real Estate Asset is encumbered by a lien or encumbrance which is a Permitted Encumbrances not securing the Liabilities, the amount of the Indebtedness secured by such lien or encumbrance shall be deducted from the value determined in accordance with the immediately preceding sentence of this definition of the term "Determined Value". Notwithstanding the foregoing, Determined Value shall not exceed the maximum amount which may be recovered by the Agent in connection with a realization on, or enforcement of, its security interest in any Eligible Real Estate Assets.

         "DOCUMENTS": Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

         "ELIGIBLE ASSIGNEE": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300 Million or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

         "ELIGIBLE CREDIT CARD RECEIVABLES": (a) Under 4 business day accounts due on a non-recourse basis from major credit card processors and (b) Eligible Private Label Credit Card Receivables.

         "ELIGIBLE INVENTORY": All of the following: (a) Such of any Borrower's Inventory, (not duplicative of Eligible L/C Inventory ) at such locations, and of such types, character, qualities and quantities, as the Agent in its discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances (other than Permitted Encumbrances) and (b) Eligible L/C Inventory.

         "ELIGIBLE L/C INVENTORY": Inventory (without duplication as to Eligible Inventory), which has then been shipped from a foreign location for receipt, within 60 days, at a warehouse of any Borrower located in a jurisdiction in the United States in which the Agent will have a first and only perfected security interest in such Inventory and payment for the underlying Inventory is to be made by an L/C, provided that

         (a) Such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Agent in its discretion from time to time determines to be eligible for borrowing; and

         (b) The documents which relate to such shipment names the Agent as consignee of the subject Inventory and the Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Agent of a Customs Broker Agreement).

         "ELIGIBLE PRIVATE LABEL CREDIT CARD RECEIVABLES": Accounts due on private label credit card programs, which are deemed in the discretion of the Agent to be eligible.

         "ELIGIBLE REAL ESTATE ASSETS": Those fixed assets (excluding all leaseholds) owned by any Borrower or any of its Affiliates at the relevant time of reference thereto which are subject to a Mortgage and which (a) are properly insured in accordance with the provisions of Section 4.8 and (b) as to which the provisions of Sections 3.11 and 3.12 have been satisfied.

         "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

         "ENCUMBRANCE": Each of the following:

         (a) A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

         (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

         "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Revolving Credit Lender to make loans and advances and to provide other financial accommodations to any Borrower hereunder shall have been irrevocably terminated.

         "ENVIRONMENTAL LAWS": All of the following:

         (a) Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

         (b) The common law relating to damage to Persons or property from Hazardous Materials.

         "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrowers' businesses, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes such Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

         "EURODOLLAR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal market in Eurodollars in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

         "EURODOLLAR LOAN": Any Revolving Credit Loan which bears interest at a Eurodollar Rate.

         "EURODOLLAR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Fleet National Bank, by first-class banks in the Eurodollar market in which Fleet National Bank participates at or about 10:00AM (Boston Time) Two (2) Eurodollar Business Days before the first day of the Interest Period for the subject Eurodollar Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "EURODOLLAR RATE": That per annum rate which is the aggregate of the Eurodollar Offer Rate plus the Eurodollar Rate Applicable Margin except that, in the event that the Agent determines that any Revolving Credit Lender may be subject to the Reserve Percentage, the "Eurodollar Rate" shall mean, with respect to any Eurodollar Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Eurodollar Loans thereafter made during the time such Reserve Percentage is in effect, an interest rate per annum equal the sum of (a) plus (b), where:

         (a) is the decimal equivalent of the following fraction:

                              Eurodollar Offer Rate
                           1 minus Reserve Percentage

         (b) is the Eurodollar Rate Applicable Margin.

         "EURODOLLAR RATE APPLICABLE MARGIN": See definition of Applicable
Margin.

         "EVENTS OF DEFAULT": Is defined in Article 10. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Revolving Credit Lenders or by the Agent as applicable.

         "EXEMPT DDA": A depository account maintained by any Borrower, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "FARM PRODUCTS": Has the meaning given that term in the UCC.

         "FEE LETTER": The Fee Letter, dated as of the date hereof, among the Company, the Agent and the Syndication Agent.

         "FISCAL": When followed by "month" or "quarter", the relevant fiscal period based on a Borrower's fiscal year and accounting conventions. When followed by reference to a specific year, Fiscal means the fiscal year that ends on the Saturday closest to the end of the following January (e.g. if such Borrower's fiscal year ends on February 2, 2002, reference to that year would be to such Borrower's "Fiscal 2001").

         "FIXTURES": Has the meaning given that term in the UCC.

         "FRFI": Fleet Retail Finance Inc.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

         "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Borrower; credit memoranda in favor of such Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of such Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, copyright applications, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, trademark applications, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of such Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased by such Borrower, or credit extended or services performed by such Borrower, whether intended for an individual customer or the general business of such Borrower, or used or useful in connection with research by such Borrower.

         "GOODS": Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

         "HAZARDOUS MATERIALS": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

         (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

         (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

         (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

         (d) On account of deposits or advances.

         (e) As lessee under Capital Leases.

         (f) In connection with any sale and leaseback transaction.

         "Indebtedness" also includes:

         (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

         (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

         (z) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

         "INDEFAULT": Any occurrence, circumstance, or state of facts with respect to any Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "INDEMNIFIED PERSON": Is defined in Section 19.13.

         "INSTRUMENTS": Has the meaning given that term in the UCC.

         "INTEREST PAYMENT DATE": With reference to:

         Each Eurodollar Loan: The last day of the Interest Period relating thereto (and on the last day of month three for any such loan which has a six month Interest Period); the Termination Date; and the End Date.

         Each Base Margin Loan: The first day of each month; the Termination Date; and the End Date.

         "INTEREST PERIOD": The following:

         (a) With respect to each Eurodollar Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Eurodollar Loan and ending one, two, three, or six months thereafter, as the Company may elect by notice (pursuant to Section 2.5) to the Agent

         (b) With respect to each Base Margin Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Eurodollar Loan, as the Company may elect by notice (pursuant to Section 2.5) to the Agent, or (ii) on which the subject Base Margin Loan is paid by any Borrower.

         (c) The setting of Interest Periods is in all instances subject to the following:

                  (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                  (ii) Any Interest Period for a Eurodollar Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                  (iii) Subject to Subsection (iv), below, any Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                  (iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  (v) The number of Interest Periods in effect at any one time is subject to Section 2.11(d) hereof.

         "INTERIM CONCENTRATION ACCOUNT": Any DDA into which the contents of any other DDA is transferred (other than the Concentration Account).

         "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are to be furnished by a

Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

         "INVENTORY ADVANCE RATE": The following percentages during the periods indicated:


                       Period                                      Percentage
                       ------                                      ----------
December 15 through September 14 of any year                           67%

September 15 through December 14 of any year                           70%

         "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Agent in the Agent's discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

         (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

         (ii)     Seasonality.

         (iii)    Shrinkage.

         (iv)     Imbalance.

         (v)      Change in Inventory character.

         (vi)     Change in Inventory composition.

         (vii)    Change in Inventory mix.

         (viii)   Markdowns (both permanent and point of sale).

         (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

         "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

         "ISSUER": The issuer of any L/C.

         "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

         "L/C LANDING COSTS": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which any Borrower is entitled to the use or occupancy of any space.

         "LEASEHOLD INTEREST": Any interest of a Borrower as lessee under any Lease.

         "LENDERS' SPECIAL COUNSEL": A single counsel, selected by the Majority Lenders following the occurrence of an Event of Default, to represent the interests of the Revolving Credit Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         "LETTER-OF-CREDIT RIGHT": Has the meaning given that term in UCC 9'99 and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "LIABILITIES": Includes, without limitation, the following:

         (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents:

                  (i) Any and all direct and indirect liabilities, debts, and obligations of any Borrower to the Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                  (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by such Borrower to the Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Revolving Credit Lender may hold against such Borrower.

                  (iii) All notes and other obligations of such Borrower now or hereafter assigned to or held by the Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                  (iv) All interest, fees, and charges and other amounts which may be charged by the Agent or any Revolving Credit Lender to such Borrower and/or which may be due from such Borrower to the Agent or any Revolving Credit Lender from time to time.

                  (v) All costs and expenses incurred or paid by the Agent or any Revolving Credit Lender in respect of any agreement between such Borrower and the Agent or any Revolving Credit Lender or instrument furnished by such Borrower to the Agent or any Revolving Credit Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                  (vi) Any and all covenants of such Borrower to or with the Agent or any Revolving Credit Lender and any and all obligations of such Borrower to act or to refrain from acting in accordance with any agreement between such Borrower and the Agent or any Revolving Credit Lender or instrument furnished by such Borrower to the Agent or any Revolving Credit Lender.

                  (vii) Each of the foregoing as if each reference to the "the Agent or any Revolving Credit Lender" were to each Affiliate of the Agent.

         (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to the Agent or any Affiliate of the Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of each Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

         "LIQUIDATION": The exercise, by the Agent, of those rights accorded to the Agent under the Loan Documents as a creditor of each Borrower following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "LOAN ACCOUNT": Is defined in Section 2.8.

         "LOAN COMMITMENT": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment.

         "LOAN DOCUMENTS": This Agreement and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Agent or any Affiliate of the Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Agent or any Affiliate of the Agent, as each may be amended from time to time.

         "LOCAL ACCOUNT": A local depository account subject to a Blocked Account Agreement.

         "MAJORITY LENDERS": Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 51% or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders).

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to any Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on such Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for such Borrower, when compared with such condition or results as if such change had not taken place or where preparation of such Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5:5.12 where such a breach would not have occurred if such change had not taken place or visa versa.

         "MATURITY DATE": The fourth anniversary of the Closing Date.

         "MAXIMUM AVAILABILITY": The lesser of (a) or (b), where:

         (a)      is the result of

                  (i)      The Maximum Revolving Credit Ceiling

                                      Minus

                  (ii)     The aggregate unpaid balance of the Loan Account

                                      Minus

                  (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

         (b)      is the result of

                  (i)      The Borrowing Base

                                      Minus

                  (ii)     The aggregate unpaid balance of the Loan Account

                                      Minus

                  (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                                      Minus

                  (iv)     The aggregate of the Availability Reserves.

         "MAXIMUM REVOLVING CREDIT CEILING": $150,000,000.

         "MAXIMUM REVOLVING CREDIT DOLLAR COMMITMENT": As set forth on SCHEDULE 2.22, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "MINIMUM AVAILABILITY": An amount equal to ten percent (10%) of the lesser of (a) the Borrowing Base minus the aggregate of the Availability Reserve and (b) the Maximum Revolving Credit Ceiling.

         "MORTGAGED PROPERTY": Any Real Estate which is subject to any Mortgage.

         "MORTGAGES": The several mortgages and deeds of trust dated as of the Closing Date from any Borrower to the Agent with respect to the fee interests of such Borrower in the Real Estate and in form and substance satisfactory to the Agent.

         "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Agent to own or manage any Post Foreclosure Asset.

         "OPERATING ACCOUNT": Is defined in Section 7.3.

         "OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than Minimum Availability.

         "PARTICIPANT": Is defined in Section 19.16, hereof.

         "PAYMENT INTANGIBLE": Has the meaning given that term in UCC 9'99 and also refers to any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

         "PERFECTION CERTIFICATES": The Perfection Certificates dated as of the date of this Agreement and delivered by each Borrower to the Agent.

         "PERMITTED ENCUMBRANCES": Those Encumbrances permitted as provided in
Section 4.6(a) hereof.

         "PERMITTED INVESTMENTS": Is defined in Section 4.19(c) hereof.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

         "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 8.1 hereof.

         "PROTECTIVE OVERADVANCES": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied: (a) the Maximum Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than 10% of the aggregate of the Borrowing Base; and (c) such Revolving Credit Loans are made or undertaken in the Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders.

         "REAL ESTATE": All real property at any time owned or leased (as lessee or sublessee) by any Borrower.

         "REAL ESTATE ADVANCE RATE": 50%.

         "RECEIPTS": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

         "REGISTER": Is defined in Section 16.2(c).

         "REQUIREMENTS OF LAW": As to any Person:

         (a) Applicable Law.

         (b) That Person's organizational documents.

         (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Revolving Credit Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Revolving Credit Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "RESERVES": The following: Availability Reserves and Inventory
Reserves.

         "RETAIL": The lower of

         (a) The Cost of Inventory divided by the Cost Factor (except that, for purposes of the determination of "Availability", the Cost of Inventory shall be the Cost of Eligible Inventory); or

         (b) the lowest ticketed or promoted price at which the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on such Borrower's accounting system).

         "REVOLVING CREDIT": Revolving credit loans made or to be made by the Revolving Credit Lenders pursuant to Section 2.1 and SwingLine Loans.

         "REVOLVING CREDIT CEILING": $120,000,000; provided, however, that the Company, upon notice to the Agent given in accordance with Section 2.22(f), shall have the right to increase the Revolving Credit Ceiling on amount not to exceed the Maximum Revolving Credit Ceiling.

         "REVOLVING CREDIT DOLLAR COMMITMENT": With respect to each Revolving Credit Lender, such Revolving Credit Lender's, Revolving Credit Percentage Commitment, multiplied by the Revolving Credit Ceiling.

         "REVOLVING CREDIT EARLY TERMINATION FEE": Is defined in Section 2.15.

         "REVOLVING CREDIT LENDERS": Each Revolving Credit Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Revolving Credit Lender" in accordance with the provisions of to this Agreement.

         "REVOLVING CREDIT LOANS": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2.11).

         "REVOLVING CREDIT NOTE": Is defined in Section 2.9.

         "REVOLVING CREDIT OBLIGATIONS": The aggregate of the Borrowers' liabilities, obligations, and indebtedness of any character on account of or in respect to the Revolving Credit.

         "REVOLVING CREDIT PERCENTAGE COMMITMENT": As set forth on SCHEDULE 2.22, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "STATED AMOUNT": The maximum amount for which an L/C may be honored.

         "SUPERMAJORITY LENDERS": Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 66-2/3% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "SUPPORTING OBLIGATION": Has the meaning given that term in UCC 9'99 and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "SURVEY": In relation to each Mortgaged Property, an instrument survey of such Mortgaged Property dated as of a date subsequent to the date hereof, which shall show the location of all buildings, structures, easements and utility lines on such Mortgaged Property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of such Mortgaged Property, shall not show any encroachments by others, shall show the zoning district or districts in which such Mortgaged Property is located, shall indicate if such Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law.

         "SURVEYOR CERTIFICATE": In relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Agent or the Title Insurance Company may require, such certificate to be satisfactory to the Agent in form and substance.

         "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

         "SWINGLINE LENDER": FRFI.

         "SWINGLINE LOAN CEILING": $15,000,000 (subject to increase as provided in Section 15.4).

         "SWINGLINE LOANS": Is defined in Section 2.7.

         "SWINGLINE NOTE": Is defined in Section 2.7(c).

         "SYNDICATION AGENT": Fleet Securities Inc.

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10.11, below; or (c) the Agent's notice to the Borrowers setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10.11, below; or (d) that date, ninety (90) days following irrevocable written notice of which is provided by the Company to the Agent.

         "TITLE INSURANCE COMPANY": First American Title Insurance Company.

         "TITLE POLICY": In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that a Borrowers or one of its Affiliates holds marketable fee simple title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may require, including but not limited to (i) comprehensive endorsement, (ii) variable rate of interest endorsement, (iii) usury endorsement, (iv) revolving credit endorsement, (v) tie-in endorsement,
(vi) doing business endorsement and (vii) if customarily required or not cost-prohibitive in the reasonable judgment of the Agent, an ALTA form 3.1 zoning endorsement.

         "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 17.1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Agent.

         "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

         "UCC9'99": The revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official text of Revised Article 9 (with such nonuniform variations as may be adopted as part of the enactment of that revision).

         "UNANIMOUS CONSENT": Consent of Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 100% of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "UNUSED LINE FEE": Is defined in Section 2.14.

         "6.75% SENIOR UNSECURED NOTES": The 6.75% Senior Unsecured Notes issued by the Company in the original principal amount of $34.5 million, issued pursuant the Indenture dated December 15, 1986, in the form delivered to the Agent on the Closing Date.

ARTICLE II. THE REVOLVING CREDIT

         2.1. ESTABLISHMENT OF REVOLVING CREDIT.

         (a) The Revolving Credit Lenders hereby establish a revolving line of credit in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

         (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Agent by reference to Borrowing Base Certificates furnished as provided in Section 5.4, below, and shall be subject to the following:

                  (i) Such determination shall take into account such Reserves as the Agent may determine as being applicable thereto.

                  (ii) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on such Borrower's stock ledger inventory.

                  (iii) The Cost of Eligible L/C Inventory will be calculated at the Cost of such Inventory.

         (c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2.22.

         (d) The proceeds of borrowings under the Revolving Credit shall be used to refinance existing senior bank facilities and to fund general corporate purposes, including, without limitation, the Company's working capital requirements, Capital Expenditures, permitted repurchases of 6.75% Senior Unsecured Notes, the issuance of L/Cs, permitted dividend distributions, and as otherwise permitted by this Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' businesses and consistent with the provisions of this Agreement.

         2.2. ADVANCES CAUSING AVAILABILITY TO BE LESS THAN MINIMUM AVAILABILITY (OVERLOANS).

         (a) No Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.

         (b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 12.3(a) (which relates to each Revolving Credit Lender's making amounts available to the Agent) and to Section 15.3(a) (which relates to Protective OverAdvances).

         (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of the Borrowers hereunder (including any Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

         2.3. RISKS OF VALUE OF COLLATERAL. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon each Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         2.4. COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make a loan or advance under the Revolving Credit and the Agent shall endeavor to have an L/C issued for the account of the applicable Borrower, in each instance if duly and timely requested by the Company as provided herein provided that:

                  (i) No OverLoan is then outstanding and none will result therefrom.

                  (ii) The Revolving Credit has not been suspended (as to which, see in Section 2.5(g)).

         2.5. REVOLVING CREDIT LOAN REQUESTS.

         (a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Company in the form attached as EXHIBIT F or in such other manner as may from time to time be acceptable to the Agent.

         (b) Subject to the provisions of this Agreement, the Company, on behalf of any Borrower, may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Agent by no later than the following:

                  (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 12:00 noon on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin

         Loans requested by the Company, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $10,000.00.

                  (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Eurodollar Loan: By 1:00PM two (2) Eurodollar Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than $1,000,000 and in increments of $1,000,000 in excess of such minimum.

                  (iii) Any Eurodollar Loan which matures while the Borrowers are InDefault shall be converted, at the option of the Agent, to a Base Margin Loan notwithstanding any notice from any Borrower that such Loan is to be continued as a Eurodollar Loan.

         (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable.

         (d) The Company may request that the Agent cause the issuance by the Issuer of L/C's for the account of any Borrower as provided in Section 2.18.

         (e) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrowers and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Agent.

         (f) A request by the Company for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrowers that as of the date of such request, each of the following is true and correct:

                  (i) There has been no material adverse change in any Borrower's financial condition from the most recent financial information furnished Agent or any Revolving Credit Lender pursuant to this Agreement.

                  (ii) All or a portion of any loan or advance so requested will be set aside by such Borrower to cover such Borrower's obligations for any unpaid sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                  (iii) Each representation which is made herein or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request.

                  (iv) Unless accompanied by a written Certificate of such Borrower's President or its Chief Financial Officer describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition, that such Borrower is not InDefault.

         (g)      If, at any time or from time to time, any Borrower is
InDefault:

                  (i) The Agent may suspend the Revolving Credit immediately, in which event, neither the Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                  (ii) The Agent may suspend the right of any Borrower to request any Eurodollar Loan or to convert any Base Margin Loan to a Eurodollar Loan.

         2.6. MAKING OF REVOLVING CREDIT LOANS.

         (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Company.

         (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

                  (i) The Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Company's instructions (if such loan or advance is of funds requested by the Company).

                  (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

         (c) There shall not be any recourse to or liability of the Agent or any Revolving Credit Lender, on account of:

                  (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                  (ii) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                  (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Company.

         2.7. SWINGLINE LOANS.

         (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.

         (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

         (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT A (the "SWINGLINE NOTE"), annexed hereto, executed by each Borrower, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. Each Borrower shall execute a replacement of any SwingLine Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the SwingLine Lender.

         (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

         (e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

         2.8. THE LOAN ACCOUNT.

         (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.

         (b) The Agent shall also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.

         (c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

         (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Agent may deem accrued interest which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

         (e) The Agent, without the request of any Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Revolving Credit Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and any Borrower's obligations under
Section 2.10(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.8(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

         (f) Any statement rendered by the Agent or any Revolving Credit Lender to the Company concerning the Liabilities shall be considered correct and accepted by each Borrowers and shall be conclusively binding upon each Borrower unless the Borrowers provides the Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2.9. THE REVOLVING CREDIT NOTES. Each Borrower's obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT B, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, each Borrower shall execute a replacement thereof and deliver such replacement to the Agent.

         2.10. PAYMENT OF THE LOAN ACCOUNT.

         (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

         (b) The Borrowers, without notice or demand from the Agent or any Revolving Credit Lender, shall pay the Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

         (c) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

         (d) The Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2.10(a) and 2.10(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Agent's failure to have done so. In no event shall action or inaction taken by the Agent excuse any Borrower from any indemnification obligation under
Section 2.10(e).

         (e) Each Borrower shall indemnify the Agent and each Revolving Credit Lender and hold the Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                  (i) Default by any Borrower in payment of the principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Eurodollar Loans.

                  (ii) Default by any Borrower in making a borrowing or conversion after the Company has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                  (iii) The making of any payment on a Eurodollar Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

         2.11. INTEREST ON REVOLVING CREDIT LOANS.

         (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2.5) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.

         (b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate.

         (c) Subject to, and in accordance with, the provisions of this Agreement, the Company may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Eurodollar Rate as specified from time to time by the Company.

         (d) No Borrower shall select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than five (5) Eurodollar Rates applicable to the Revolving Credit Loans at any one time.

         (e) Each Borrower shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                  (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                  (ii)  On the Termination Date and on the End Date.

                  (iii) Following the occurrence of any Event of Default, with such frequency as may be determined by the Agent.

         (f) Following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Agent or at the instruction of the SuperMajority Lenders at rate which is the aggregate of the rate applicable to Base Margin Loans plus Two Percent (2%) per annum.

         2.12. CLOSING FEE. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned and the Borrowers shall pay to the Agent the "CLOSING FEE" (so referred to herein) as set forth in the Fee Letter.

         2.13. AGENT'S FEE. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the "AGENT'S FEE" as set forth in the fee letter.

         2.14. UNUSED LINE FEE. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent the "UNUSED LINE FEE" (so referred to herein) of 0.50% per annum of the average difference, during the quarter most recently ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the execution of this Agreement and on the Termination Date.

         2.15. EARLY TERMINATION FEE.

         (a) In the event that the Termination Date occurs, for any reason (other than because the End Date occurs as a result of funds borrowed from FRFI, Fleet National Bank or any of their Affiliates), prior to the Maturity Date, the Borrowers shall pay to the Agent, for the benefit of the Revolving Credit Lenders, the "REVOLVING CREDIT EARLY TERMINATION FEE" (so referred to herein) determined and payable as follows:

                  (i) $1,500,000 if the Termination Date occurs on or before the first anniversary of the date of this Agreement.

                  (ii) $750,000 if the Termination Date occurs after the first anniversary of the date of this Agreement but on or before the second anniversary of the date of this Agreement.

                  (iii) $0 at all times after the second anniversary of the date of this Agreement.

         (b) The Revolving Credit Early Termination Fee shall be allocated to the Revolving Credit Lenders pro rata based upon their Revolving Credit Dollar Commitment.

         2.16. CONCERNING FEES.

         (a) In addition to any other right to which the Agent is then entitled on account thereof, the Agent may assess an additional fee payable by any Borrower on account of the accommodation, from time to time, by the Agent of any Borrower's request that the Agent depart or dispense with one or more of the administrative provisions of this Agreement and/or any Borrower's failure to comply with any of such provisions.

                  (i) By way of non-exclusive example, the Agent may assess a fee on account of any of the following:

                           (A) Any Borrower's failure to pay that amount which
                  is necessary so that no OverLoan is outstanding (as required under Section 2.10(b) hereof).

                           (B) The providing of a loan or advance under the
                  Revolving Credit or charging of the Loan Account such that an OverLoan is made.

                           (C) The foreshortening of any of the time frames with
                  respect to the making of Revolving Credit Loans as set forth in Section 2.5.

                           (D) Any Borrower's failure to provide a financial
                  statement or report within the applicable time frame provided for such report under Article 5: hereof.

                  (ii) The inclusion of the foregoing right on the part of the Agent to assess a fee does not constitute an obligation, on the part of the Agent, to waive any provision of this Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Agent's waiver of any breach of this Agreement on account of which such fee was assessed nor a course of action on which any Borrower may rely.

         (b) No Borrower shall be entitled to any credit, rebate or repayment of any fee earned by the Agent or any Revolving Credit Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Agent's and any Revolving Credit Lender's respective obligation to make loans and advances hereunder.

         2.17. AGENT'S AND REVOLVING CREDIT LENDERS' DISCRETION.

         (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Revolving Credit Lender shall be to such Person's exercise of its judgment, in good faith (which shall be presumed), based upon such Person's consideration of any such factors as the Agent or that Revolving Credit Lender, taking into account information of which that Person then has actual knowledge, believes:

                  (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Agent's Collateral Interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).

                  (ii) Indicates that any report or financial information delivered to the Agent or any Revolving Credit Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                  (iii) Suggests an increase in the likelihood that any Borrower will become the subject of a bankruptcy or insolvency proceeding.

                  (iv)  Suggests that any Borrower is InDefault.

         (b) In the exercise of such judgement, the Agent and each Revolving Credit Lender also may take into account any of the following factors:

                  (i) Those included in, or tested by, the definitions of "Eligible Inventory" and "Cost".

                  (ii) The current financial and business climate of the industry in which any Borrower competes (having regard for such Borrower's position in that industry).

                  (iii) General macroeconomic conditions which have a material effect on any Borrower's cost structure or the value of Eligible Real Estate Assets.

                  (iv) Material changes in or to the mix of any Borrower's Inventory.

                  (v) Seasonality with respect to any Borrower's Inventory and patterns of retail sales.

                  (vi) Such other factors as the Agent and each Revolving Credit Lender reasonably determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to any Borrower.

         (c) The burden of establishing the failure of the Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers' and may be made only by clear and convincing evidence.

         2.18. PROCEDURES FOR ISSUANCE OF L/C'S.

         (a) The Company may request that the Agent cause the issuance by the Issuer of L/C's for the account of the Borrowers. Each such request shall be in such manner as may from time to time be acceptable to the Agent.

         (b) The Agent will endeavor to cause the issuance of any L/C so requested by the Company, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2.5(g) and if so issued:

                  (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Thirty-Five Million Dollars ($35,000,000).

                  (ii)  The expiry of the L/C is not later than the following:

                        (A)      Standby's: One (1) year from initial issuance.

                        (B)      Documentary's: Sixty (60) days from issuance.

                  (iii) If the expiry of an L/C is later than the Maturity Date, the Agent may require such L/C to be 103% cash collateralized at its issuance.

                  (iv) An OverLoan will not result from the issuance of the subject L/C.

         (c) Such Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

         (d) There shall not be any recourse to, nor liability of, the Agent or any Revolving Credit Lender on account of

                  (i)   Any delay or refusal by an Issuer to issue an L/C;

                  (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C, except for such Issuer's gross negligence or willful misconduct.

         (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which such Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not such Borrower is InDefault or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Agent's rights under Section 2.10(b) hereof.

         2.19. FEES FOR L/C'S.

         (a) The Borrowers shall pay to the Agent a fee, on account of L/C's, the issuance of which had been procured by the Agent, quarterly in arrears, and on the Termination Date and on the End Date, equal to:

                  (i) The Eurodollar Applicable Margin on account of standby letters of credit.

                  (ii) The Eurodollar Applicable Margin minus 50 basis points on account of documentary letters of credit.

                  (iii) Following the occurrence of any Event of Default, such fee shall be increased by two percent (2%) per annum.

         (b) In addition to the fee to be paid as provided in Subsection 2.19(a), above, the Borrowers shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

         (c)      If any change in Applicable Law shall either:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                  (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2.19(c)(i) or 2.19(c)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Company of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. Any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section 2.19(c)(i) or 2.19(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

         2.20. CONCERNING L/C'S.

         (a) None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, the Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                  (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

                  (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

         (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

         (c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

                  (i)   Select an advising bank, if any.

                  (ii)  Select a paying bank, if any.

                  (iii) Select a negotiating bank.

         (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of such Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

         (e) The Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

         (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Company, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

         (g) The obligations of each Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                  (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                  (ii) Such Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

                  (iii) The existence of any claim, set-off, defense, or other right which such Borrower may have at any time against the beneficiary of any L/C.

                  (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         2.21. CHANGED CIRCUMSTANCES.

         (a) The Agent may advise the Company that the Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

                 (i) Adequate and fair means do not exist for ascertaining the rate for Eurodollar Loans.

                 (ii) The continuation of or conversion of any Revolving Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Agent or any Revolving Credit Lender in good faith with any Applicable Law.

                 (iii) The indices on which the interest rates for Eurodollar Loans are based shall no longer represent the effective cost to the Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

         (b) In the event that the Agent advises the Company of an occurrence described in Section 2.21(a), then, until the Agent notifies the Company that the circumstances giving rise to such notice no longer apply:

                  (i) The obligation of the Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Borrowers to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                  (ii) Any notice which the Borrowers had given the Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section 2.21(a), shall be deemed at the option of the Agent to not having been given.

         2.22. LENDERS' COMMITMENTS.

         (a) Subject to Section 16.1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "REVOLVING CREDIT PERCENTAGE COMMITMENT", and "MAXIMUM REVOLVING CREDIT DOLLAR COMMITMENT" (respectively so referred to herein) is set forth on SCHEDULE 2.22, annexed hereto.

         (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of the following:

                  (i) That Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject loan or advance or of Availability.

                  (ii) that Revolving Credit Lender's Revolving Credit Dollar Commitment.

         (c) No Revolving Credit Lender shall have any liability to any Borrower on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

         (d) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders", provided, however unless an Event of Default has occurred (in which event, no consent of any

Borrower is required) any assignment to a Person not then a Revolving Credit Lender shall be subject to the prior consent of the Borrowers (not to be unreasonably withheld), which consent will be deemed given unless the Borrowers provides the Agent with written objection, not more than ten (10) Business Days after the Agent shall have given the Borrowers written notice of a proposed assignment).

         (e) Upon written notice given the Borrowers from time to time by the Agent, of any assignment or allocation referenced in Section 2.22(d):

                  (i) Each Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Maximum Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Borrowers the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Agent, in lieu of causing each Borrower to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.

                  (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights and privileges of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.

         (f) From time to time on not less than three (3) Business Days notice to the Agent, the Company may elect to increase (but not decrease) the Revolving Credit Ceiling in $10,000,000 increments up to a maximum amount equal to the Maximum Revolving Credit Ceiling.

ARTICLE III. CONDITIONS PRECEDENT

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections
3.1 through and including 3.4 and 3.10 through and including 3.18, (each in form and substance satisfactory to the Agent) shall have been delivered to the Agent, and the conditions respectively described in Sections 3.5 through and including 3.9, 3.19 and 3.20, shall have been satisfied:

         3.1. CORPORATE DUE DILIGENCE.

         (a) A Certificate of corporate good standing issued by the Secretary of State of the State of organization of each Borrower.

         (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature each Borrower's business conducted or assets owned could require such qualification.

         (c) A Certificate from each Borrower's Chairman of the Board, President and Chief Executive Officer, Vice Chairman of the Board and Chief Financial Officer and Assistant Secretary, on behalf of such Borrower, (i) of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents, and (ii) attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents and (iii) certifying as true and correct as of the date of this Agreement the attached Indenture relating to the 6.75% Senior Unsecured Notes.

         3.2. OPINIONS. An opinion of counsel to the Borrowers and local real estate opinions, each in form and substance satisfactory to the Agent.

         3.3. ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Agent or its counsel reasonably may require or request including, without limitation, the following: (a) the Mortgages, (b) the Revolving Credit Notes,
(c) the SwingLine Note, (d) the Trademark Collateral Security and Pledge Agreement, dated as of the Closing Date among the Company and the Agent, for the benefit of the Revolving Credit Lenders, (e) the Stock Pledge Agreement, dated as of the Closing Date among the Company and the Agent, for the benefit of the Revolving Credit Lenders, (f) the Memorandum of Grant of a Security Interest in Copyrights, dated as of the Closing Date, between the Company and the Agent, (g) the Fee Letter and (h) any UCC financing statements.

         3.4. OFFICERS' CERTIFICATES. Certificates executed by the President and the Chief Financial Officer of each Borrower, on behalf of such Borrower, which state that

         (a) Such officer, acting on behalf of such Borrower, has reviewed each of the Loan Documents and has had the benefit of independent counsel (Attorneys Honigman Miller Schwartz and Cohn) of such Borrower's selection in connection with the review and negotiation of the Loan Documents. In particular, and without limiting the generality of such review, the following provisions of the Loan Documents have been brought to the attention of the undersigned by such counsel:

                  (i) The waiver of the right to a trial by jury in connection with controversies arising out of the loan arrangement contemplated by the Loan Documents.

                  (ii) The designation of, and submission to the exclusive jurisdiction and venue of, certain courts.

                  (iii) Various other waivers and indemnifications included therein.

                  (iv) The circumstances under which the Liabilities could be accelerated and the grace periods available with respect to certain Events of Default.

         (b) The representations and warranties made by such Borrower to the Agent and the Revolving Credit Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         3.5. REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

         3.6. MINIMUM DAY ONE AVAILABILITY. After giving effect to the first funding under the Revolving Credit; all then held checks (if any); accounts payable which are beyond credit terms then accorded each Borrower; overdrafts; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, Availability shall not be less than $25,000,000.

         3.7. ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agent) shall have been paid in full.

         3.8.  BORROWERS NOT INDEFAULT. No Borrower is InDefault.

         3.9. NO ADVERSE CHANGE. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon any Borrower's financial condition when compared with such financial condition at February 3, 2001.

         3.10. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to its Collateral, indicating no liens other than Permitted Encumbrances and otherwise in form and substance satisfactory to the Agent.

         3.11. SURVEY AND TAXES. The Agent shall have received (i) an updated Survey of each Mortgaged Property together with a Surveyor Certificate relating thereto and (ii) evidence of payment of real estate taxes and municipal charges on all Mortgaged Property not delinquent on or before the Closing Date.

         3.12. TITLE INSURANCE. The Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Agent, insuring the interest of the Agent and each of the Revolving Credit Lenders as mortgagee under the Mortgages.

         3.13. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Agreement and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         3.14. BLOCKED ACCOUNT AGREEMENTS AND NOTIFICATIONS. The Agent shall have received copies of the notifications and the Blocked Account Agreements required by Section 7.1(b).

         3.15. BORROWING BASE CERTIFICATE. The Agent shall have received from the Company the initial Borrowing Base Certificate dated as of the date of the making of the initial loan under the Revolving Credit.

         3.16. PAYOFF LETTER. The Agent shall have received a payoff letter from The CIT Group/Business Credit, Inc., indicating the amount of the loan obligations of the Company to The CIT Group/Business Credit, Inc. to be discharged on the Closing Date and an acknowledgment by The CIT Group/Business Credit, Inc. that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all security interests and mortgages granted by the Company in favor of The CIT Group/Business Credit, Inc.

         3.17. APPRAISALS OF ELIGIBLE REAL ESTATE ASSETS. The Agent shall have received appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating the then current fair market, forced liquidation value of all Eligible Real Estate Assets.

         3.18. HAZARDOUS WASTE ASSESSMENTS. The Agent shall have received hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Agent, covering all Eligible Real Estate Assets and all other real property in respect of which any Borrower or any of its Affiliates may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Materials.

         3.19. SUCCESSFUL SYNDICATION. The Syndication Agent shall have successfully syndicated the Revolving Credit, provided that the Borrower may request the making of the first loan to be no later than July 23, 2001 whether or not the conditions described in this Section 3.19 are met.

         3.20. BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this
Article 3 are for the sole benefit of the Agent and each Revolving Credit Lender and may be waived by the Agent in whole or in part without prejudice to the Agent or any Revolving Credit Lender.

No document shall be deemed delivered to the Agent or any Revolving Credit Lender until received and accepted by the Agent at its offices in Boston, Massachusetts. The execution and delivery of this Agreement or any other Loan Document shall not be deemed a waiver of any of the conditions set forth in this Article. Under no circumstances shall this Agreement take effect until executed and accepted by the Agent at said offices.

ARTICLE IV.  GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES

         To induce each Revolving Credit Lender to establish the credit facility contemplated herein and to induce the Revolving Credit Lenders to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) each Borrower, in addition to all other representations, warranties, and covenants made by such Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

         4.1. PAYMENT AND PERFORMANCE OF LIABILITIES. Each Borrower shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         4.2. DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

         (a) Each Borrower presently is and shall hereafter remain in good standing as a Michigan corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of such Borrower's assets or operation of such Borrower's business, such qualification may be necessary, except where the failure to so qualify would have no more than a de minimis adverse effect on the business or a assets of such Borrower.

         (b) Each Borrower's organizational identification number assigned to it by its applicable State of organization are listed in the Perfection Certificate.

         (c) No Borrower shall change its State of organization; any organizational identification number assigned to such Borrower by that State; or such Borrower's federal taxpayer identification number.

         (d) Each Affiliate (other than directors and executive officers of the Borrowers) is listed on SCHEDULE 4.2. Each Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

         (e) Each Borrower has all requisite power and authority to execute and deliver all Loan Documents to which such Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

         (f) The execution and delivery by each Borrower of each Loan Document to which it is a party; such Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by such Borrower to secure the Liabilities); such Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                  (i) Have been duly authorized by all necessary corporate action.

                  (ii) Do not, and will not, violate in any material respect any provision of any Requirement of Law or obligation of such Borrower.

                  (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of such Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

         (g) The Loan Documents requiring execution have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

         4.3. TRADE NAMES. Each Borrower will provide the Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to such Borrower's name from that under which such Borrower is conducting its business at the execution of this Agreement and will not effect such change unless such Borrower is then in compliance with all provisions of this Agreement

         4.4. INFRASTRUCTURE.

         (a) Each Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

         (b) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for such Borrower's conduct of such Borrower's business.

         (c) The conduct by the each Borrower of such Borrower's business does not presently infringe (nor will such Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         4.5.  LOCATIONS.

         (a) The Collateral, and the books, records, and papers of each Borrower pertaining thereto, are kept and maintained solely at (i) such Borrower's chief executive offices, (ii) other locations set forth in the Perfection Certificate and (iii) other locations provided however, such Borrower provides the Agent with prior written notice at least 21 days before moving any Collateral into such location.

         (b) No Borrower shall remove any of the Collateral from said chief executive office, those locations listed in the Perfection Certificate or those other locations for which such Borrower has provided the Agent with prior written notice at least 21 days before moving any Collateral into such location, except for the following purposes:

                  (i) To accomplish sales of Inventory in the ordinary course of business or in connection with store closings; provided however that in the event the Borrowers close more than 3 stores in any fiscal year, such sales of Inventory in connection with the store closings shall be conducted by a nationally recognized liquidator acceptable to the Agent.

                  (ii) To move Inventory or other Collateral from one such location to another such location.

                  (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                  (iv) To sell, lease or dispose of the Collateral as permitted by Section 4.13(d).

         (c)      No Borrower will:

                  (i) Execute, alter, modify, or amend any Lease relating to the Mortgaged Property without the Agent's prior written consent.

                  (ii) Commit to, or open or close any location at which such Borrower maintains, offers for sales, or stores any of the Collateral without providing the Agent with prior written notice at least 21 days before moving any Collateral into or out of such location.

         (d) Except as otherwise disclosed pursuant to, or permitted by, this Section 4.5, no tangible personal property of such Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment, all except for any property in transit to a Borrower.

         4.6.  TITLE TO ASSETS.

         (a) Each Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                  (i)    Encumbrances in favor of the Agent.

                  (ii) purchase money security interests in or purchase money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 4.7(a)(iv), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired.

                  (iii) liens to secure taxes, assessments and other government charges in respect of obligations not delinquent or that are being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Encumbrance resulting from the non-payment thereof, or Encumbrances to secure claims for labor, material or supplies in respect of obligations not overdue or which are being contested in good faith by appropriate proceedings.

                  (iv) deposits or pledges made in connection with, or to secure payment of, (i) workmen's compensation, unemployment insurance, old age pensions or other social security obligations (2) performance bonds in connection with the construction of any stores, or (3) obligations on appeal bonds, in each case incurred or otherwise arising in the ordinary course of business and to secure obligations that are not past due.

                  (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens in respect of obligations not overdue more than 120 days or which are being contested in good faith by appropriate proceedings.

                  (vi) Encumbrances (if any) listed on SCHEDULE 4.6, annexed hereto.

                  (vii)  Encumbrances to secure Indebtedness permitted under
         Section 4.7(a)(vi) hereof as long as such liens are subordinate to the Encumbrances created under this Agreement or any other Loan Document, and Encumbrances to secure Indebtedness permitted under Section 4.7(a)(v).

                  (viii) Encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor liens, provided that none of such liens (1) interferes materially with the use of the property affected in the ordinary conduct of the business of any Borrower, and
         (2) individually or in the aggregate have a material adverse effect on any Borrower's business or assets;

                  (ix) the renewal or replacement of Encumbrances permitted under this Section 4.6(a), provided that any such renewal or replacement Encumbrance shall be limited to the property or assets covered by the Encumbrance renewed or replaced.

         (b) No Borrower does or shall have possession of any property on consignment to any Borrower in excess of $10,000,000 based upon the retail value of such property.

         4.7.  INDEBTEDNESS.

         (a) No Borrower does and shall hereafter have any Indebtedness with the exceptions of:

                  (i) Any Indebtedness on account of the Revolving Credit or under any of the Loan Documents.

                  (ii)   The 6.75% Senior Unsecured Notes.

                  (iii) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

                  (iv) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by such Borrower or under any Capitalized Lease, provided that the aggregate principal amount of such Indebtedness incurred by the Borrowers in any fiscal year shall not exceed the aggregate amount of $10,000,000.

                  (v) The Indebtedness (if any) listed on SCHEDULE 4.7, annexed hereto.

                  (vi) additional Indebtedness in an amount not to exceed the principal sum of $20,000,000 provided that the terms of such Indebtedness are reasonably acceptable to the Agent and the Majority Lenders.

                  (vii) obligations in connection with any sale or leaseback transaction not to exceed $10,000,000 a year.

                  (viii) any guaranty by a Borrower of any indebtedness of another Borrower permitted by this Section 4.7.

                  (ix) any extensions of maturity, refinancing or other modification of the terms of any Indebtedness permitted under this
         Section 4.7(iv), (v) and (vii); provided that such extension, refinancing or modification (1) is pursuant to terms that are not less favorable to the Borrowers than the terms of the Indebtedness being extended, refinanced or modified, and (2) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such

         Indebtedness outstanding immediately before such extension, refinancing or modification.

         (b) No Borrower will, nor will permit any of its Affiliates to, amend, supplement or otherwise modify the terms of any of the 6.75% Senior Unsecured Notes or prepay or repurchase any of the 6.75% Senior Unsecured Notes; provided, however, the Borrowers may spend up to $1,725,000 per fiscal year to repurchase 6.75% Senior Unsecured Notes; provided, further, if at all times during a fiscal year Maximum Availability is in excess of $25,000,000, the Borrowers may spend an additional $775,000 per fiscal year to repurchase 6.75% Senior Unsecured Notes.

         4.8. INSURANCE.

         (a) SCHEDULE 4.8, annexed hereto, is a schedule of all insurance policies owned by each Borrower or under which each Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Borrower is in default or violation of any such policy.

         (b) Each Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Agent.

         (c) All insurance carried by each Borrower shall provide for a minimum of thirty (30) days' prior written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of such Borrower or by the failure of such Borrower to comply with any warranty or condition of the policy.

         (d) The coverage reflected on SCHEDULE 4.8 presently satisfies the foregoing requirements, it being recognized by each Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

         (e) Each Borrower shall furnish the Agent from time to time with certificates or other evidence satisfactory to the Agent regarding compliance by such Borrower with the foregoing requirements.

         (f) In the event of the failure by any Borrower to maintain insurance as required herein, the Agent, at its option, may obtain such insurance, provided, however, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by such Borrower's failure to have maintained such insurance.

         4.9. LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which any Borrower is a party and which is material to its business is in full force and effect. To the Borrowers' knowledge, no party to any such license or agreement is in default or violation thereof in any material respect. No Borrower has received any notice or threat of cancellation of any such license or agreement.

         4.10. LEASES. SCHEDULE 4.10 sets forth a list of all presently effective Capital Leases and a list of all other presently effective Leases. The Borrower will provide the Agent with an updated SCHEDULE 4.10 from time to time upon entering into any new Capitalized Leases or other Leases. Each of such Leases and Capital Leases is in full force and effect. To the Borrowers' knowledge, no party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease in any material respect. Except for leases a Borrower has terminated, intends to terminate, has allowed to expire or intends to allow to expire, no Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease. Each Borrower hereby authorizes the Agent at any time and from time to time to contact any Borrower's landlords in order to confirm such Borrower's continued compliance with the terms and conditions of the Lease(s) between such Borrower and that landlord and to discuss such issues, concerning such Borrower's occupancy under such Lease(s), as the Agent may determine.

         4.11. REQUIREMENTS OF LAW. Each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have a material adverse effect on such Borrower's business or assets. No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which has no material adverse effect on such Borrower's business or assets), which violation has not been cured or otherwise remedied.

         4.12. LABOR RELATIONS.

         (a) Except as otherwise disclosed in SCHEDULE 4.12, no Borrower has been or is presently a party to any collective bargaining or other labor contract.

         (b) There is not presently pending and, to each Borrower's knowledge, there is not threatened any of the following:

                  (i) Any strike, slowdown, picketing, work stoppage, or material employee grievance.

                  (ii) Any proceeding against or affecting such Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting such Borrower, which such Borrower expects to have a material adverse effect on such Borrower.

                  (iii) Any lockout of any employees by any Borrower (and no such action is contemplated by any Borrower).

                  (iv) Any application for the certification of a collective bargaining agent.

         (c) No event has occurred or circumstance exists which could provide the basis for any work stoppage or other material labor dispute.

         (d) Each Borrower:

                  (i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                  (ii) Is not liable for the payment of a material amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for such Borrower's failure to comply with any Applicable Law referenced in Section 4.12(d)(i).

         4.13.  MAINTAIN PROPERTIES.  Each Borrower shall:

         (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

         (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

         (c) Not use any of the Collateral in violation of any policy of insurance thereon.

         (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                  (i) The sale of Inventory in compliance with this Agreement.

                  (ii) The disposal of property which is obsolete, worn out, or damaged beyond repair in the ordinary course of business and consistent with past practices.

                  (iii) Any sale, lease or other disposal if the Borrowers' turn over to the Agent all Receipts from such sale, lease or other disposal.

                  (iv) Real Estate provided that so long as the Borrowers are not InDefault, the Agent shall release any Encumbrances on such Real Estate in its favor in connection with any such sale and after such sale, lease or other disposition, such Real Estate shall no longer constitute Eligible Real Estate Assets.

                  (v) Any sale or discount of Accounts Receivable, in the ordinary course of business and consistent with past practices, without recourse only in connection with the compromise thereof or the assignment of past due Accounts Receivable for collection provided, however that after such sale, such Accounts Receivable shall no longer constitute Eligible Private Label Credit Card Receivables.

                  (vi) The sale of Inventory and other assets for fair market value in connection with store closings; provided, however that the net decrease in retail stores of the Borrowers after giving effect to all stores opened and all stores closed by the Borrowers after the date of this Agreement shall not exceed five (5) retail stores and provided, further, however that in the event the Borrowers close more than 3 stores in any fiscal year, such sales of Inventory and other assets shall be conducted by a nationally recognized liquidator acceptable to the Agent.

                  (vii) The sale, lease or other disposition of Collateral among Borrowers.

         4.14.  TAXES.

         (a) With respect to each Borrower's federal, state, and local tax liability and obligations:

                  (i) Each Borrower is in compliance with all Applicable Law and has properly filed all returns due to be filed up to the date of this Agreement, in each case except where the failure of such compliance will not have a material adverse effect on such Borrower's business or assets.

                  (ii)     Except as described on SCHEDULE 4.14:

                           (A) At no time has any Borrower received from any
                  taxing authority any request to perform any examination of or with respect to such Borrower nor any other written or verbal notice in any way relating to any claimed failure by any Borrower to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

                           (B) No agreement is extant which waives or extends
                  any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                           (C) No issue has been raised in any tax examination
                  of any Borrower which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

         (b) Each Borrower has, and hereafter shall: pay, before they become delinquent, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against such Borrower or the Collateral by any person or entity whose claim is reasonably expected to result in an Encumbrance upon any asset of such Borrower or by any governmental authority, except those that are being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Encumbrance resulting from the non-payment thereof; properly exercise any trust responsibilities imposed upon such Borrower by reason of withholding from employees' pay or by reason of such Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by such Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom such Borrower is obligated to so file.

         4.15. NO MARGIN STOCK. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4.16.  ERISA.

         (a) Except as described on SCHEDULE 4.16, no Borrower nor any ERISA Affiliate has ever:

                  (i) Violated in any material respect or failed to be in full compliance in any material respect with any Borrower's Employee Benefit Plan.

                  (ii) Failed timely to file all reports and filings required by ERISA to be filed by any Borrower.

                  (iii) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                  (iv) Engaged in, or committed, any act such that a material tax or penalty reasonably could be imposed upon any Borrower on account thereof pursuant to ERISA.

                  (v) Accumulated any material cumulative funding deficiency within the meaning of ERISA.

                  (vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Borrower on account thereof pursuant to ERISA.

         (b) As to any such multiemployer plan set forth on Schedule 4.16, no Borrower nor any ERISA Affiliate has (x) incurred any material liability (including secondary liability) to such multiemployer plan as a result of a complete or partial withdrawal from such multiemployer plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA, or (y) been notified that such multiemployer plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that such multiemployer plan intends to terminate or has been terminated under ss.4041A of ERISA.

         (c) Neither any Borrower nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4.16(a) and (b).

         4.17. HAZARDOUS MATERIALS.

         (a)      Except as described on SCHEDULE 4.17, no Borrower has ever:
(i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which any Borrower would be responsible.

         (b) Each Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of such Borrower's business and in compliance with all Environmental Laws.

         4.18. LITIGATION. Except as described in SCHEDULE 4.18, annexed hereto, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to any Borrower, would have a material adverse effect upon such Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         4.19. DIVIDENDS. INVESTMENTS. CORPORATE ACTION. No Borrower shall:

         (a) Pay any cash dividend or make any other distribution in respect of any class of the Company's capital stock, except that the Company may declare and pay dividends in an aggregate amount not exceeding the lesser of (1) 50% of net income (computed in accordance with GAAP) for the immediately preceding fiscal year, or (2) $.50 per outstanding share, as long as (A) no InDefault event has occurred and is continuing or would occur as a result thereof, (B) Maximum Availability shall at all times during the 12 months before such declaration have been at least $20,000,000 and (C) the Company shall deliver to the Agent a duly executed certificate demonstrating, in form and substance satisfactory to the Agent that, after giving effect to such declaration or payment, Maximum Availability on a pro forma basis and at all times for the following 12 months, shall be at least $20,000,000.

         (b) Own, redeem, retire, purchase, or acquire any of such Borrower's capital stock; provided, however, the Company may make payments not to exceed $600,000 to employees relating to options granted under its employee stock option plan during 2001.

         (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person, except for (1) repurchases of 6.75% Senior Unsecured Notes permitted by Section 4.7(b), (2) the existing investment of the Company in the other Borrowers and transactions between them in the ordinary course of business, (3) (A) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by any Borrower; (B) demand deposits, certificates of deposit, bank acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, and (C) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard & Poor's Ratings Group and (4) the Company may make payments not to exceed $600,000 to employees relating to options granted under its employee stock option plan during 2001 ("PERMITTED INVESTMENTS").

         (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity, except Borrowers other than the Company may merge or consolidate into the Company.

         (e) Consolidate any of such Borrower's operations with those of any other Person, except Borrowers other than the Company may merge or consolidate into the Company.

         (f) Organize or create any Affiliate, other than a wholly-owned subsidiary of a Borrower which becomes a Borrower under this Agreement.

         (g) Subordinate any debts or obligations owed to such Borrower by any third party to any other debts owed by such third party to any other Person.

         (h) Acquire any assets other than in the ordinary course and conduct of such Borrower's business as conducted at the execution of this Agreement.

         4.20. LOANS. No Borrower shall make any loans or advances to, nor acquire the Indebtedness of, any Person (except another Borrower), provided, however, the foregoing does not prohibit repurchases of 6.75% Senior Unsecured Notes permitted by Section 4.7(b), Permitted Investments, Accounts Receivable owing to any Borrower and created in the ordinary course of business, or any of the following:

         (a) Advance payments made to such Borrower's suppliers in the ordinary course.

         (b) Advances to such Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of such Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by such Borrower.

         4.21. PROTECTION OF ASSETS. The Agent, in the Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. Each Borrower shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this Section 4.21.

         4.22. LINE OF BUSINESS. No Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

         4.23. AFFILIATE TRANSACTIONS. No Borrower shall make any payment, nor give any value to any Affiliate (other than another Borrower) except for goods and services actually purchased by such Borrower from, or sold by such Borrower to, such Affiliate for a price and on terms which shall be no less favorable to such Borrower than those which would have been charged and imposed in an arms length transaction.

         4.24. FURTHER ASSURANCES.

         (a) No Borrower is the owner of, nor has it any interest in, Collateral which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will not be subject to a perfected Collateral Interest in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

         (b) No Borrower will hereafter acquire any Collateral which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances).

         (c) Each Borrower shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Borrower shall execute all such instruments as may reasonably be required by the Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

         (d) Each Borrower hereby designates the Agent as and for such Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Agent's Collateral Interests in the Collateral.

         (e) This Agreement constitutes an authenticated record which authorizes the Agent to file such financing statements as the Agent determines as appropriate to perfect or protect the Collateral Interests created by this Agreement.

         (f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4.24 shall be sufficient for filing to perfect the security interests granted herein.

         4.25. ADEQUACY OF DISCLOSURE.

         (a) All financial statements furnished to the Agent and to each Revolving Credit Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the financial condition of each Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the financial condition, results of operations, or cash flows of any Borrower since the most recent date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

         (b) No Borrower has any contingent obligations or obligation under any Lease or Capital Lease which is required to be noted in such Borrower's financial statements furnished to the Agent and to each Revolving Credit Lender, but is not so noted.

         (c) No document, instrument, agreement, or paper now or hereafter given to the Agent or to any Revolving Credit Lender by or on behalf of any Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agent and to each Revolving Credit Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Borrower which has, or which, in the foreseeable future is expected to have, a material adverse effect on the financial condition of any such Borrower or any such guarantor which has not been disclosed in writing to the Agent.

         4.26. NO RESTRICTIONS ON LIABILITIES. No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, such Borrower's:

         (a) Creation of, and granting of Collateral Interests in favor of the Agent.

         (b)      Incurrence of Liabilities.

         4.27. OTHER COVENANTS. No Borrower shall indirectly do or cause to be done any act which, if done directly by such Borrower, would breach any covenant contained in this Agreement.

         4.28. LEASE SUBORDINATION. The Borrowers covenant and agree that, in the event that the Indenture of Mortgage, Deed of Trust and Deed to Secure Debt from Jacobson Stores Realty Company in favor of Manufacturers National Bank of Detroit dated as of July 26, 1974 with respect to the real property located at 17000 Kercheval Avenue, Grosse Pointe, Michigan (as amended, assigned or otherwise modified from time to time) shall be discharged, the Borrowers shall execute and deliver to the Agent concurrently with such discharge an estoppel and subordination agreement in form and substance satisfactory to the Agent.

ARTICLE V.  FINANCIAL REPORTING AND PERFORMANCE COVENANTS

         5.1.  MAINTAIN RECORDS.  Each Borrower shall:

         (a) At all times, keep proper books of account, which, in reasonable detail, fairly reflect each Borrower's financial transactions, all in accordance with GAAP applied consistently with prior periods (except as required by changes in GAAP) to fairly reflect the financial condition of each Borrower at the close of, and its results of operations for, the periods in question.

         (b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article 5: or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods (except as required by changes in GAAP) to fairly reflect the financial condition of each Borrower at the close of, and the results of operations for, the period(s) covered therein (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes).

         (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

         (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agent.

         (e) Not change any Borrower's fiscal year without Agent's consent.

         5.2.  ACCESS TO RECORDS.

         (a) Each Borrower shall accord the Agent with access from time to time as the Agent may reasonably require to all properties owned by or over which such Borrower has control. The Agent shall have the right, and such Borrower will permit the Agent from time to time as Agent may reasonably request, to examine, inspect, copy, and make extracts from any and all of such Borrower's books, records, electronically stored data, papers, and files. Such Borrower shall make all of such Borrower's copying facilities available to the Agent.

         (b)      Each Borrower hereby authorizes the Agent to:

                  (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to such Borrower, including any held by any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent with respect thereto.

                  (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with such Borrower's computer billing companies, collection agencies, and accountants and to sign the name of such Borrower on any notice to such Borrower's Account Debtors or verification of the Collateral.

         (c) The Agent from time to time may designate one or more representatives to exercise the Agent's rights under this Section 5.2 as fully as if the Agent were doing so.

         5.3.  IMMEDIATE NOTICE TO AGENT.

         (a) Each Borrower shall provide the Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                  (i) Any change in such Borrower's President, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                  (ii) Any ceasing of such Borrower's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of an immaterial dispute).

                  (iii) Any failure by such Borrower to pay rent at any of such Borrower's locations, which failure continues for more than Three (3) days following the last day on which such rent was payable without a material adverse effect to such Borrower.

                  (iv) Any material adverse change in the business, operations, or financial affairs of such Borrower.

                  (v)   Any Borrower's becoming InDefault.

                  (vi) Any intention on the part of the Borrowers to discharge the Borrowers' present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5.1(d)).

                  (vii) Any litigation which, if determined adversely to such Borrower, might have a material adverse effect on the financial condition of such Borrower.

         (b)      Each Borrower shall:

                  (i) Provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of such Borrower (qua such shareholders).

                  (ii) At the request of the Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                  (iii) Provide the Agent, when received by such Borrower, with a copy of any management letter or similar communications from any accountant of such Borrower.

         5.4. BORROWING BASE CERTIFICATE. Weekly, on Thursday by 5:00 p.m. (EST) of each week (as of the then immediately preceding Saturday) the Company shall provide the Agent with a Borrowing Base Certificate (in the form of EXHIBIT C annexed hereto, as such form may be revised from time to time by the Agent, provided that the Agent reserves the right to require delivery of such certificate by Wednesday of each week based on the Agent's review of the Borrowers' STS system implementation). Such certificate may be sent to the Agent by facsimile transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.

         5.5. WEEKLY REPORTS. Weekly, the Company shall provide the Agent with those collateral reports described in SCHEDULE 5.6, annexed hereto.

         5.6. MONTHLY REPORTS. Monthly, the Company shall provide the Agent with those financial statements and reports described in SCHEDULE 5.6, annexed hereto.

         5.7. QUARTERLY REPORTS. Quarterly, within Forty Five (45) days following the end of each of the Borrower's first three fiscal quarters, the Company shall provide the Agent with the following:

         (a) A management prepared financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the projections provided to the Agent.

         (b)      The officer's compliance certificate described in Section 5.9

         5.8.  ANNUAL REPORTS.

         (a) Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Company shall furnish the Agent with the following:

                  (i) The Borrowers' annual financial statements, which statements shall have been prepared by management and bear the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statements shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                  (ii)  The officer's compliance certificate described in
         Section 5.9.

         (b) Each Borrower has been advised that the Agent and each Revolving Credit Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

         5.9. OFFICERS' CERTIFICATES. The Company shall cause either its President or its Chief Financial Officer, its Treasurer, or its Controller in each instance, to provide such Person's certificate on behalf of the Company, with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which certificate shall:

         (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied (except for any required changes in GAAP) and presents fairly the financial condition of each Borrower at the close of, and the results of such Borrower's operations and cash flows for, the period(s) covered, subject, however to the following:

                  (i) Usual year end adjustments and the absence of footnotes (this exception shall not be included in the Certificate which accompanies such annual statement).

                  (ii) Material Accounting Changes (in which event, such certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5.12.

         (b) Indicate either that (i) no Borrower is InDefault, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by such Borrower to be taken on account thereof.

         (c) Include calculations concerning such Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5.12 hereof.

         (d)      Include calculations of the Applicable Margin.

         5.10.  INVENTORIES, APPRAISALS, AND AUDITS.

         (a) The Agent, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of such Borrower.

         (b) The Borrowers, at their own expense, shall cause a physical inventory to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Agent's discretion based on a material uncertainty of the value of the Collateral) conducted by such inventory takers as are satisfactory to the Agent and following such methodology as may be satisfactory to the Agent.

                  (i) The Company shall provide the Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) within ten (10) days following the completion of such inventory.

                  (ii) The Company, within thirty (30) days following the completion of such inventory, shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) and shall post such results to each Borrower's stock ledger and, as applicable to such Borrower's other financial books and records.

         (c) The Agent, in its discretion, if any Borrower is InDefault, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Borrowers).

         (d) The Agent may obtain appraisals of the Collateral (including but not limited to Eligible Real Estate Assets), from time to time (in all events, at the Borrowers' expense) conducted by such appraisers as are satisfactory to the Agent.

         (e) The Agent contemplates conducting up to four (4) commercial finance field examinations (in each event, at the Borrowers' expense) of the Borrowers' books and records during any Twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

         5.11.  ADDITIONAL FINANCIAL INFORMATION.

         (a) In addition to all other information required to be provided pursuant to this Article 5, each Borrower promptly shall provide the Agent (and any guarantor of the

Liabilities), with such other and additional information concerning such Borrower, the Collateral, the operation of such Borrower's business, and such Borrower's financial condition, including original counterparts of financial reports and statements, as the Agent may from time to time reasonably request from such Borrower.

         (b) The Company may provide the Agent, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.

         (c) In all events, the Company, no sooner than Ninety (90) nor later than thirty (30) days prior to the end of each of the Borrowers' fiscal years, shall provide the Agent with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP (except for the absence of footnotes) and consistent with the Borrowers' then current practices.

         (d) Each Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Agent may obtain, develop, or receive with respect to the Borrowers are confidential to the Agent and that, except as otherwise provided herein, no Borrower is entitled to receipt of any of such appraisals nor copies or extracts thereof or therefrom provided, however that so long as no Event of Default has occurred or is continuing, the Agent may provide the Borrowers with copies of such appraisals which the Borrowers have paid for redacted to remove any confidential information.

         5.12. CAPITAL EXPENDITURES. No Borrower will make, nor permit any Affiliate to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, the amounts set forth in the table below:

      Fiscal Year                                   Annual Capital Expenditures
      -----------                                   ---------------------------

      2001                                                  $19,900,000

      2002                                                  $22,700,000

      2003 and each fiscal year thereafter                  $26,300,000

provided, however, that, if during the last six months of any fiscal year the average Maximum Availability exceeds $30,000,000, and the amount of Capital Expenditures permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year; and provided, further, that in connection with any permitted sale and leaseback of an asset included in the Borrowing Base, any net proceeds of such sale and leaseback transaction in excess of the decrease in the Borrowing Base resulting from such transaction, shall be added to the amounts in the above table for the year in which such transaction occurs.

ARTICLE VI.  USE OF COLLATERAL

         6.1.  USE OF INVENTORY COLLATERAL.

         (a) Except as otherwise permitted by Sections 4.5(b) or 4.13(d), no Borrower shall engage

                  (i) In any sale of the Inventory other than for fair consideration in the conduct of such Borrower's business in the ordinary course.

                  (ii)  Sales or other dispositions to creditors.

                  (iii) Sales or other dispositions in bulk.

                  (iv) Sales of any Collateral in breach of any provision of this Agreement.

         (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of each Borrower's customary return policy applicable to the return of inventory purchased by such Borrower's retail customers in the ordinary course, such Inventory may be returned to such Borrower without the consent of the Agent.

         6.2. INVENTORY. All Inventory now owned or hereafter acquired by each Borrower is and will be acquired in the ordinary course of business consistent with past practices.

         6.3. MODIFICATION OF CREDIT POLICY AND PROCEDURES. No Borrower shall amend, supplement or otherwise modify in any material respect its policy or procedures with respect to its private label credit card programs without the prior written consent of the Agent.

         6.4. VALIDITY OF ACCOUNTS.

         (a) The amount of each Account shown on the books, records, and invoices of each Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by such Borrower, subject to the Account Debtor's rights to return merchandise in the normal course of such Borrower's business.

         (b) No Borrower has any knowledge of any impairment of the validity or collectibility of any of the Eligible Credit Card Receivables of which it has not informed Agent, including by delivering financial statements containing an allowance for doubtful accounts.

         (c) No Borrower shall post any bond to secure such Borrower's performance under any agreement to which such Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of such Borrower (other than to the Agent) in the event of such Borrower's failure so to perform other than (1) performance bonds in connection with the construction of any store, (2) deposits or pledges made in connection or to secure payment of workmen's compensation, unemployment insurance, old age pension or other social security obligations or (3) obligations on appeal bonds, in each case incurred or otherwise arising in the ordinary course of business and to secure obligations that are not past due.

         6.5. NOTIFICATION TO ACCOUNT DEBTORS. The Agent shall have the right (whether or not an Event of Default has occurred, but only if Maximum Availability is less than $25,000,000) to notify any Borrower's Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral.

         6.6. RELEASE OF LIEN. At the request of any Borrower, the Agent shall release any Mortgage on Real Estate so long as after eliminating such Real Estate from Eligible Real Estate Assets, no OverLoan has been created or exists.



ARTICLE VII. CASH MANAGEMENT. PAYMENT OF LIABILITIES

         7.1.  DEPOSITORY ACCOUNTS.

         (a) Annexed hereto as SCHEDULE 7.1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and ABA routing number of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a description of the type of account and (iv) whether such DDA is a Local Account, Interim Concentration Account or Exempt DDA. The Borrowers shall provide the Agent with the name of a contact person at such depository.

         (b) Each Borrower shall deliver the following to the Agent, as a condition to the effectiveness of this Agreement, a Blocked Account Agreement with any depository institution at which a DDA (other than an Exempt DDA) is maintained:

         (c) No Borrower will establish any DDA hereafter (other than an Exempt
DDA) unless, contemporaneous with such establishment, such Borrower delivers to the Agent a Blocked Account Agreement executed on behalf of the depository institution at which such DDA is established.

         7.2.  CREDIT CARD RECEIPTS.

         (a) Annexed hereto as SCHEDULE 7.2, is a Schedule which describes all arrangements to which each Borrower is a party with respect to the payment to any Borrower of the proceeds of credit card charges for sales by such Borrower.

         (b) Each Borrower shall deliver to the Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of such Borrower, to each of such Borrower's credit card clearinghouses and processors (in form satisfactory to the Agent), which notification provides that payment of all credit card charges submitted by such Borrower to that clearinghouse or other processor and any other amount payable to such Borrower by such clearinghouse or other processor shall be directed to the Blocked Account or as otherwise designated from time to time by the Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Agent.

         7.3.  CASH MANAGEMENT.

         (a) The following checking accounts have been or will be established (and are so referred to herein):

                  (i)      The "CONCENTRATION ACCOUNT" (so referred to herein):
         Established by the Agent with Fleet National Bank.

                  (ii) The "LOCAL ACCOUNTS" (so referred to herein): as set forth on Schedule 7.1.

                  (iii) The "INTERIM CONCENTRATION ACCOUNTS" (so referred to herein): as set forth on Schedule 7.1.

                  (iv) The "OPERATING ACCOUNT" (so referred to herein): as set forth in Schedule 7.1.

         (b) The contents of each DDA (other than Exempt DDA) and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Agent's property.

         (c) Each Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

         7.4.  PROCEEDS AND COLLECTIONS.

         (a) All Receipts and all cash proceeds of any sale or other disposition of any Collateral:

                  (i)      Constitute Collateral and Proceeds of Collateral.

                  (ii) Shall be held in trust by such Borrower for the Agent.

                  (iii) Shall not be commingled with any Borrower's other funds, except as provided in Section 7.4(c).

                  (iv) Shall be deposited and/or transferred only to the Local Accounts, the Interim Concentration Accounts, Blocked Accounts or the Concentration Account.

         (b) The Borrower shall cause the then contents of each Local Account (other than any Exempt DDA) to be transferred to an Interim Concentration Account or the Concentration Account, by ACH or wire transfer, no less frequently than daily on each Business Day to the extent the balance in any such Local Account exceeds $30,000.

         (c) At all times that any Borrower is InDefault or at any time after the Maximum Availability has been less than $25,000,000 for more than 5 consecutive days, the Borrowers shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire available ledger balance of the Interim Concentration Accounts. At all times that the Borrowers are not InDefault and that Maximum Availability has not been less than $25,000,000 for more than five (5) consecutive days, the Borrowers may transfer any available balance of the Blocked Accounts into the Operating Account, Exempt DDAs, Interim Concentration Accounts or the Concentration Account.

         (d)      In the event that, notwithstanding the provisions of this
Section 7.4, any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by such Borrower for the Agent and shall not be commingled with any of such Borrower's other funds and shall be deposited and/or transferred to the Blocked Account or the Concentration Account directly or as provided in paragraph (b).

         7.5.  PAYMENT OF LIABILITIES.

         (a) On each Business Day when any Borrower is InDefault or at any time after the Maximum Availability has been less than $25,000,000 for more than 5 consecutive days, the Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) on the day following the receipt of such funds: First, towards the SwingLine Loans and Second, towards the unpaid balance of the Loan Account and all other Liabilities.

         (b) The following rules shall apply to deposits and payments under and pursuant to this Section 7.5:

                  (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00PM on that Business Day.

                  (ii) Funds paid to the Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM on that Business Day.

                  (iii) If notice of a deposit to the Concentration Account (Section 7.5(b)(i)) or payment (Section 7.5(b)(ii)) is not available to the Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                  (iv) All deposits to the Concentration Account and other payments to the Agent are subject to clearance and collection.

         (c) The Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after any application towards the Liabilities required by Section 7.5(a), above (less those amounts which are to be netted out, as provided therein) provided, however, in the event that

                  (i)     any Borrower is InDefault; and

                  (ii)    one or more L/C's are then outstanding,

then the Agent may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Borrowers provided that no Borrower is InDefault or (ii) applied towards the Liabilities following the occurrence of any Event of Default described in
Section 10.11 or acceleration following the occurrence of any other Event of Default.

         7.6. THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by any Borrower upon, and other disbursements shall be made by such Borrower solely from, the Operating Account or an Exempt DDA.

ARTICLE VIII. GRANT OF SECURITY INTEREST

         8.1.  GRANT OF SECURITY INTEREST.

         (a) As of the Closing Date, each Borrower hereby grants to the Agent, for the benefit of the Revolving Credit Lenders and the Agent, to secure the payment and performance in full of all of the Liabilities, a security interest in and so pledges and assigns to the Agent, for the benefit of the Banks and the Agent, the following properties, assets and rights of such Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

         All Inventory, Accounts, Accounts Receivable, rights to the payment of money, all insurance claims and proceeds, tort claims, securities and other investment property, deposit accounts, Chattel Paper, Instruments, Documents, General Intangibles, contract rights, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), supporting obligations, any other contract rights or rights to the payment of money and all Proceeds.

         (b) Notwithstanding the foregoing, Collateral shall not include Real Estate, fixtures or Equipment except to the extent such property is subject to a Mortgage.

         8.2. EXTENT AND DURATION OF SECURITY INTEREST. The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Agent and shall continue in full force and effect applicable to all Liabilities until both (i) all Liabilities have been paid and/or satisfied in full and (ii) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Agent.

         8.3. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of UCC9'99.

         (a) Attachment. In applying the law of any jurisdiction in which UCC9'99 is in effect, the Collateral is all assets covered by the description of Collateral, whether or not within the scope of UCC9'99. The Collateral shall include, without limitation, the following categories of assets as defined in UCC9'99: inventory, instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If any Borrower shall at any time, whether or not UCC9'99 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in UCC9'99, such Borrower shall immediately notify the Agent in a writing signed by such Borrower of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

         (b) Perfection by Filing. The Agent may at any time and from time to time, pursuant to the provisions of Section 4.24(c), file financing statements, continuation statements and amendments thereto that describe the Collateral as set forth in Section 8.1 or Section 8.3(a) and which contain any other information required by Part 5 of UCC9'99 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether such Borrower is an organization, the type of organization and any organization identification number issued to such Borrower. Each Borrower agrees to furnish any such information to the Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Agent on behalf of such Borrower, as provided in Section 4.24(d), and may be filed at any time in any jurisdiction whether or not UCC9'99 is then in effect in that jurisdiction.

         (c) Other Perfection, etc. Each Borrower shall at any time and from time to time, whether or not UCC9'99 is in effect in any particular jurisdiction, take such steps as the Agent may reasonably request for the Agent
(a) to obtain an acknowledgement, in form and substance satisfactory to the Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Agent, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in UCC9'99 with corresponding provisions in UCC ss.ss. 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Agent, and (c) otherwise to insure the continued perfection and priority of the Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of UCC9'99 in any jurisdiction

         (d) Savings Clause. Nothing contained in this Section 8.3 shall be construed to narrow the scope of the Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Agent or any Revolving Credit Lender hereunder except (and then only to the extent) mandated by UCC9'99 to the extent then applicable.

         8.4. JOINT AND SEVERAL LIABILITY. (a) Joint and Several Liability. Each of the Borrowers is and shall be jointly and severally liable for each and every Liability or any of the other instruments at any time evidencing any Liability. Each Borrower agrees that it shall be jointly and severally liable for all fees, as well as each of the other Liabilities of any of the Borrowers arising or incurred under or in respect of this Agreement or any of the other Loan Documents. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or other change whatsoever in the name, membership, constitution or place or formation of the Borrowers.

         (b) Consideration. Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Agent and the Revolving Credit Lenders under this Agreement, for the mutual benefit, directly or indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of the Borrowers.

         (c) Payment. If and to the extent that any Borrower shall fail to make any payment with respect to any of the Liabilities hereunder as and when due or to perform any of such Liabilities in accordance with the terms hereof, then in each such event, any other Borrower will make such payment with respect to, or perform, such Liabilities.

         (d) Recourse. The obligations of each of the Borrowers under the provisions of this Section 8.4 constitute full recourse obligations of such Person, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or the other Loan Documents against any Borrower or any other circumstances whatsoever.

         (e) Contribution. To the extent any Borrower makes a payment hereunder in excess of the aggregate amount of the benefit received by such Person in respect of the extensions of credit under the Agreement (the "Benefit Amount"), then such Person, after the payment in full in cash of all of the Liabilities, shall be entitled to recover from each other Person such excess payment, pro rata in accordance with the ratio of the Benefit Amount received by all such other Persons to the total Benefit Amounts received by such Person, and the right to such recovery shall be deemed to be an asset and property of such Person so funding; provided that all such rights to recovery shall be subordinate and junior in right of payment to the final and indefeasible repayment in full in cash of all of the Liabilities.

ARTICLE IX. AGENT AS BORROWERS' ATTORNEY-IN-FACT

         9.1. APPOINTMENT AS ATTORNEY-IN-FACT. Each Borrower hereby irrevocably constitutes and appoints the Agent (acting through any of its officers) as such Borrower's true and lawful attorney, with full power of substitution, following the occurrence and during the continuance of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrowers, but for the sole benefit of the Agent and the Revolving Credit Lenders. The rights and powers granted the Agent by this appointment include but are not limited to the right and power to:

         (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

         (b) Sign change of address forms to change the address to which such Borrower's mail is to be sent to such address as the Agent shall designate; receive and open such Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to such Borrower or to any trustee in bankruptcy or receiver of such Borrower, or other legal representative of such Borrower whom the Agent determines to be the appropriate person to whom to so turn over such mail.

         (c) Endorse the name of such Borrower in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of such Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

         (d) Sign the name of such Borrower on any notice to such Borrower's Account Debtors or verification of the Receivables Collateral; sign such Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

         (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which such Borrower is a beneficiary.

         (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of such Borrower.

         (g) Use, license or transfer any or all General Intangibles of such Borrower.

         9.2. NO OBLIGATION TO ACT. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE X. EVENTS OF DEFAULT

         The occurrence of any event described in this Article 10: respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10.11, any and all Liabilities shall become due and payable without any further act on the part of the Agent. Upon the occurrence of any other Event of Default, the Agent may, and on the instruction of the SuperMajority Lenders as provided in Section 13.1(b) shall, declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Revolving Credit Lender and any Borrower and instruments and papers heretofore, now, or hereafter given the Agent or any Revolving Credit Lender by any Borrower.

         10.1. FAILURE TO PAY THE REVOLVING CREDIT. The failure by the Borrowers to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.

         10.2. FAILURE TO MAKE OTHER PAYMENTS. The failure by the Borrowers to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit.

         10.3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions hereof:

         Section                  Relates to
         -------                  ----------

         4.7                      Indebtedness

         4.14                     Pay taxes

         4.19                     Dividends. Investments. Other Corporate Actions

         4.23                     Affiliate Transactions

         Article 5:               Reporting Requirements and Financial Performance
                                  Covenants

         Article 7:               Cash Management

         10.4. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by any Borrower, within ten (10) days following the earlier of such Borrower's knowledge of a breach of any covenant or Liability not described in any of Sections 10.1, 10.2, or 10.3 or of its receipt of written notice from the Agent of the breach of any of such covenants or Liabilities to perform, discharge or comply with any such covenants or Liabilities.

         10.5. MISREPRESENTATION. Any representation or warranty at any time made by any Borrower to the Agent or any Revolving Credit Lender was not true or complete in all material respects when given.

         10.6. ACCELERATION OF OTHER DEBT. BREACH OF LEASE. The occurrence of any event such that any Indebtedness in excess of $1,000,000 of any Borrower to any creditor other than the Agent or any Revolving Credit Lender could be accelerated or, without the consent of such Borrower, any material Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

         10.7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between the Agent or any Revolving Credit Lender and any Borrower or instrument given by any Borrower to the Agent or any Revolving Credit Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the subject Agent or Revolving Credit Lender may not have exercised all or any of its rights on account of such breach or default).

         10.8. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         10.9. ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

         (a) The service of process upon the Agent or any Revolving Credit Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any

Borrower on deposit with, or assets of such Borrower in the possession of, the Agent or that Revolving Credit or such Participant.

         (b) The entry of any judgment against any Borrower, which judgment exceeds any applicable insurance or bond coverage by more than $500,000 and is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within twenty (20 ) days of its entry.

         (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         10.10. BUSINESS FAILURE. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by such Borrower, to initiate a program of total or material self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or a material portion of such Borrower's property; the execution of an assignment for the benefit of the creditors of such Borrower, or the occurrence of any other voluntary or involuntary liquidation; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including such Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of such Borrower of the liquidation or winding up of all or a material portion of such Borrower's business or operations.

         10.11. BANKRUPTCY. The failure by any Borrower to generally pay the debts of such Borrower as they mature; adjudication of bankruptcy or insolvency relative to such Borrower; the entry of an order for relief or similar order with respect to such Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by such Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of such Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against such Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of such Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by such Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty (30) days of when filed.

         10.12. DEFAULT BY GUARANTOR. The occurrence of any of the foregoing Events of Default with respect to any guarantor or endorser of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent or subsidiary of any Borrower, as if such guarantor, endorser, parent, or subsidiary were the "Borrower" described therein.

         10.13. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of more than $500,000 of property of any Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         10.14. TERMINATION OF GUARANTY. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

         10.15.  CHALLENGE TO LOAN DOCUMENTS.

         (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

         (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10.16. CHANGE IN CONTROL. Any Change in Control.

ARTICLE XI. RIGHTS AND REMEDIES UPON DEFAULT

         11.1. ACCELERATION. Upon the occurrence of any Event of Default as described in Section 10.11, all Indebtedness of the Borrowers to the Revolving Credit Lenders shall be immediately due and payable. Upon the occurrence of any Event of Default other than as described in Section 10.11, the Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Agent shall) declare all Indebtedness of the Borrowers to the Revolving Credit Lenders to be immediately due and payable and may exercise all of the Agent's Rights and Remedies as the Agent from time to time thereafter determines as appropriate.

         11.2. RIGHTS OF ENFORCEMENT. The Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Agent shall have all and each of the following rights and remedies:

         (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Agent.

         (b) To give notice to any Borrower's customs brokers to follow the instructions of the Agent as provided in any written agreement or undertaking of such broker in favor of the Agent.

         (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

         (d) To take possession of all or any portion of the Collateral.

         (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

         (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

         (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

         (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         11.3.  SALE OF COLLATERAL.

         (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.

         (b) The Agent, in the exercise of the Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein.

         (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Borrowers such notice as may be practicable under the circumstances), the Agent shall give the Borrowers at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrowers which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.

         (d) The Agent and any Revolving Credit Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

         (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.

         (f) The Agent shall apply the proceeds of the Agent's exercise of its rights and remedies upon default pursuant to this Article 11: in accordance with Sections 13.6 and 13.7.

         11.4. OCCUPATION OF BUSINESS LOCATION. In connection with the Agent's exercise of the Agent's rights under this Article 11:, the Agent may enter upon, occupy, and use any premises owned or occupied by any Borrower, and may exclude any Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to any Borrower. In no event shall the Agent be liable to any Borrower for use or occupancy by the Agent of any premises pursuant to this Article 11:, nor for any charge (such as wages for any Borrower's employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

         11.5. GRANT OF NONEXCLUSIVE LICENSE. Each Borrower hereby grants to the Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which any Borrower now or hereafter has rights, such license being with respect to the Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         11.6. ASSEMBLY OF COLLATERAL. The Agent may require any Borrower to assemble the Collateral and make it available to the Agent at such Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Agent and such Borrower.

         11.7. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the "AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE XII. REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS

         12.1. REVOLVING CREDIT FUNDING PROCEDURES. Subject to Section 12.2:

         (a) The Agent shall advise each Revolving Credit Lender, no later than 2:00PM on a date on which any Revolving Credit Loan (other than a SwingLine
Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

         (b) Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Agent.

         12.2. SWINGLINE LOANS.

         (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Agent.

         (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

                  (i) At any time and from time to time, the SwingLine Lender may advise the Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                  (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 2.1.

         (c) The SwingLine Lender, in separate capacities, may also be the Agent and a Revolving Credit Lender.

         (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

                  (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 13.6.

                  (ii) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

         12.3.  AGENT'S COVERING OF FUNDING.

         (a) Each Revolving Credit Lender shall make available to the Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:

                  (i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

                  (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

         (b)      In all circumstances, the Agent may:

                  (i)   Assume that each Revolving Credit Lender, subject to
         Section 12.3(a), timely shall make available to the Agent that Revolving Credit Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to
         Section 12.1 and shall make available, to the extent not "covered" by a Revolving Credit Loan, that Revolving Credit Lender's Revolving Credit Percentage Commitment of any honoring of an L/C.

                  (ii) In reliance upon such assumption, make available the corresponding amount to the Borrowers.

                  (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

         (c) In the event that, in reliance upon any of such assumptions, the Agent makes available, a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit

Lender (a "DELINQUENT REVOLVING CREDIT LENDER") fails to provide to the Agent within One (1) Business Day of written notice of such failure, then:

                  (i) The amount which had been made available by the Agent is an "AGENT'S COVER" (and is so referred to herein).

                  (ii) All interest paid by the Borrowers on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Agent's Cover shall be retained by the Agent until the Agent's Cover, with interest, has been paid.

                  (iii) The Delinquent Revolving Credit Lender shall pay to the Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Agent's Cover in respect of that Delinquent Revolving Credit Lender

                  (iv) The Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to Section 12.4(a) (which relates to ordinary course distributions) or Section 13.6 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Agent to the extent to which the Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

                  (v) Subject to Subsection 12.3(c)(iv), the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Agent any interest to which the Agent is then entitled on account of Section 12.3(c)(ii), above.

                  (vi) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

         (d) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Agent the aggregate of the following:

                  (i) The Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Agent in accordance with Subsection 12.3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

                  Plus

                  (ii) The aggregate of the amount payable under Subsection 12.3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

                  Plus

                  (iii) All such costs and expenses as may be incurred by the Agent in the enforcement of the Agent's rights against such Delinquent Revolving Credit Lender.

         12.4. ORDINARY COURSE DISTRIBUTIONS. This Section 12.4 applies unless the provisions of Section 13.6 (which relates to distributions in the event of a Liquidation) becomes operative.

         (a) Weekly, on such day as may be set from time to time by the Agent (or more frequently at the Agent's option) the Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

         (b) The Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective pro-rata share of interest payments on the Revolving Credit Loans when applied by the Agent as provided in
Section 7.5(a). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Agent has distributed to that Revolving Credit Lender its pro-rata share thereof.

         (c) The Agent shall distribute fees paid on account of the Revolving Credit as determined by the Agent:

         (d) No Revolving Credit Lender shall have any interest in, or right to receive any part of, the Agent's Fee to be paid by the Borrowers to the Agent pursuant to this Agreement.

         (e) Any amount received by the Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

         (f)      Each distribution pursuant to this Section 12.4 is subject to
Section 12.3(c), above.

ARTICLE XIII. ACCELERATION AND LIQUIDATION

         13.1. ACCELERATION NOTICES.

         (a) The Agent may give the Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

         (b) The SuperMajority Lenders may give the Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Revolving Credit Lenders are received by the Agent within a period of five (5) consecutive Business Days.

         13.2. ACCELERATION. Unless stayed by judicial or statutory process, the Agent shall Accelerate the Revolving Credit Obligations within a commercially reasonable time following:

         (a) The Agent's giving of an Acceleration Notice to the Revolving Credit Lenders as provided in Section 13.1(a).

         (b) The Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 13.1(b) .

         13.3. INITIATION OF LIQUIDATION. Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations.

         13.4. ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION.

         (a)      At the initiation of a Liquidation:

                  (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 12.2(b)(ii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                  (ii) The Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

         (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.

         13.5. AGENT'S CONDUCT OF LIQUIDATION.

         (a) Any Liquidation shall be conducted by the Agent, with the advice and assistance of the Revolving Credit Lenders.

         (b) The Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

         (c) The Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Agent determines as appropriate under the circumstances.

         (d) The Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Agent or any Revolving Credit Lender) unless indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take that course of action or action plan.

         (e) Each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

         13.6.  DISTRIBUTION OF LIQUIDATION PROCEEDS.

         (a) The Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agent anticipates may need to be paid.

         (b) The Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section 13.7.

         (c) Each Revolving Credit Lender, on the written request of the Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agent and/or any Nominee, pro-rata in proportion to their Revolving Credit Percentage Commitment, for any cost or expense reasonably incurred by the Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Agent.

         13.7. RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION. The relative priorities to the proceeds of a Liquidation are as follows:

         (a) To the Agent as reimbursement for all reasonable third party costs and expenses incurred by the Agent and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 13.6(a); and then

         (b) To the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to Section 13.4(a)(i); and then

         (c) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to the unpaid principal balance of the Revolving Credit; and then

         (d) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to accrued interest on the Revolving Credit; and then

         (e) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to those fees distributable hereunder to the Revolving Credit Lenders; and then

         (f) To any Delinquent Revolving Credit Lenders, pro-rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 13.7(c), 13.7(d), 13.7(e); and then

         (g) To the Revolving Credit Lenders, pro-rata, to the extent of the Revolving Credit Early Termination Fee; and then

         (h)      To any other Liabilities.

ARTICLE XIV. THE AGENT

         14.1. APPOINTMENT OF THE AGENT.

         (a) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Agent" hereunder and under the Loan Documents.

         (b)      Each Revolving Credit Lender authorizes the Agent:

                  (i) To execute those of the Loan Documents and all other instruments relating thereto to which the Agent is a party.

                  (ii) To take such action on behalf of the Revolving Credit Lenders and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

         14.2. RESPONSIBILITIES OF AGENT.

         (a) The Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Agreement.

         (b) Neither the Agent nor any of its Affiliates shall be responsible to any Revolving Credit Lender for any of the following:

                  (i) Any recitals, statements, representations or warranties made by any Borrower or any other Person.

                  (ii) Any appraisals or other assessments of the assets of any Borrower or of any other Person responsible for or on account of the Liabilities.

                  (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

                  (iv) Any failure by any Borrower or any other Person (other than the Agent) to perform its obligations under the Loan Documents.

         (c) The Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

         (d) Neither the Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

         (e) The Agent shall not have any responsibility in any event for more funds than the Agent actually receives and collects.

         (f) The Agent, in its separate capacity as a Lender, shall have the same rights and powers hereunder as any other Lender.

         14.3. CONCERNING DISTRIBUTIONS BY THE AGENT.

         (a) The Agent in the Agent's reasonable discretion based upon the Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

         (b) The Agent may disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Agent the sum paid to that person.

         (c) If, in the opinion of the Agent, the distribution of any amount received by the Agent might involve the Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agent may refrain from making distribution until the Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

         (d) The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 13.7.

         (e) Each Revolving Credit Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Agent to any Lender.

         (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or disgorged or (y) the SuperMajority Lenders determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Revolving Credit Lender's pro-rata share of the amount so adjudged or determined to be repaid or disgorged.

         14.4. DISPUTE RESOLUTION. Any dispute among the Revolving Credit Lenders and/or the Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Revolving Credit Lender hereto hereby submits.

         14.5. DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS. The Agent will forward to each Revolving Credit Lender, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Company pursuant to Article 5 of this Agreement, other than any of the following:

         (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

         (b)      Routine or nonmaterial communications.

         (c) Any notice or document required by any of the Loan Documents to be furnished to the Revolving Credit Lenders by any Borrower.

         (d) Any notice or document of which the Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lenders other than by the Agent.

         14.6.  CONFIDENTIAL INFORMATION.

         (a) Each Revolving Credit Lender will maintain, as confidential, all of the following:

                  (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Agent in the administration of the credit facility contemplated by this Agreement.

                  (ii) Proprietary forms and formats utilized by the Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.

         (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or which may be required or requested by regulatory authorities having jurisdiction over any party to this Agreement.

         14.7. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable consent required by this Agreement. Instructions given with the requisite consent shall be binding on all Revolving Credit Lenders.

         14.8.  NON-RELIANCE ON AGENT AND OTHER REVOLVING CREDIT LENDERS.

         (a) Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to the Agent that such Revolving Credit Lender:

                  (i) Independently and without reliance on any representation or act by Agent or by any other Revolving Credit Lender, and based on such documents and information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit Lender's own appraisal of the financial condition and affairs of any Borrower and decision to enter into this Agreement.

                  (ii) Has relied upon that Revolving Credit Lender's review of the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.

         (b) Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of each Borrower when determining whether to take or not to take any discretionary action under this Agreement.

         (c) The Agent, in the discharge of that Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

         (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Agent hereunder (as to which, see Section 14.5), the Agent shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agent or any Affiliate of the Agent.

         (e) Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agent, which documents relate to the Agent's performance of its duties hereunder.

         14.9. INDEMNIFICATION. Without limiting the liabilities of each Borrower under this or any of the other Loan Documents, each Revolving Credit Lender shall indemnify the Agent, pro-rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Revolving Credit Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agent as to which a final judicial determination has been or is made (in a proceeding in which the Agent has had an opportunity to be heard) that the Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

         14.10.  RESIGNATION OF AGENT.

         (a) The Agent may resign at any time by giving 60 days prior written notice thereof to the Revolving Credit Lenders. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrowers, not to be unreasonably withheld and, in any event, deemed given by the Borrowers if no written objection is provided by the Borrowers to the (resigning) Agent within seven (7) Business Days after receiving notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a rating of not less than "A" or its equivalent if rated by Standard & Poor's Ratings Group (and if no Event of Default has occurred, with the consent of the Borrowers, not to be unreasonably withheld and, in any event, deemed given by the Borrowers if no written objection is provided by the Borrowers to the (resigning) Agent within seven (7) Business Days after receiving notice of such proposed appointment). The consent of the Borrowers otherwise required by this Section 14.10(a) shall not be required if an Event of Default has occurred.

         (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

         (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

ARTICLE XV. ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS

         15.1. ADMINISTRATION OF CREDIT FACILITIES.

         (a) Except as otherwise specifically provided in this Agreement, the Agent may take any action with respect to the credit facility contemplated by the Loan

Documents as the Agent determines to be appropriate, provided, however, the Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

         (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, the Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Revolving Credit Lender:

        Actions Described in Section               Type of Consent Required
        ----------------------------               ------------------------

        15.2                                       Majority Lenders

        15.3                                       SuperMajority Lenders

        15.4                                       Certain Consent

        15.5                                       Unanimous Consent

        15.6                                       Consent of SwingLine Lender

        15.7                                       Consent of the Agent

         (c) The rights granted to the Revolving Credit Lenders in those sections referenced in Section 15.1(b) shall not otherwise limit or impair the Agent's exercise of its discretion under the Loan Documents.

         15.2. ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS. Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

         15.3. ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS The Consent or direction of the SuperMajority Lenders is required as follows:

         (a) The Revolving Credit Lenders agree that any loan or advance under the Revolving Credit which results in a Protective OverAdvance may be made by the Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby, provided, however, the Consent or direction of the SuperMajority Lenders is required to permit a Protective OverAdvance to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period.

         (b) If any Borrower is then InDefault, the SuperMajority Lenders may direct the Agent to suspend the Revolving Credit, whereupon, as long as any Borrower is InDefault, the only Revolving Credit Loans which may be made are the following:

                  (i)   Protective OverAdvances.

                  (ii) Revolving Credit Loans made to "cover" the honoring of L/C's.

                  (iii) Revolving Credit Loans made with Consent of the SuperMajority Lenders.

         (c) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may:

                  (i) Give the Agent an Acceleration Notice in accordance with Section 13.1(b).

                  (ii) Direct the Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

         (d)      To amend the definition of Minimum Availability.

         15.4. ACTION REQUIRING CERTAIN CONSENT. The consent of the SwingLine Lender and SuperMajority Lenders shall be required to increase the SwingLine Loan Ceiling.

         15.5. ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT. None of the following may take place except with Unanimous Consent:

         (a) Any increase in any Revolving Credit Lender's Revolving Credit Dollar Commitment or Revolving Credit Percentage Commitment (other than by reason of the application of Section 15.10 (which deals with NonConsenting Revolving Credit Lenders) or Section 16.1 (which deals with assignments and participations)).

         (b) Any decrease in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans.

         (c)      Any extension of the Maturity Date.

         (d)      Any forgiveness of all or any portion of any payment
Liability.

         (e) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee (for which the consent of the Agent shall be required)).

         (f) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

         (g) Any amendment of the definition of the terms "Borrowing Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment, it being understood, however, that:

                  (i) The foregoing shall not limit the adjustment by the Agent of any Reserve in the Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

                  (ii) The foregoing shall not prevent the Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

         (h) Any release of any Person obligated on account of the Liabilities.

         (i) The making of any Revolving Credit Loan which, when made, exceeds Availability minus Minimum Availability and is not a Protective OverAdvance, provided, however,

                  (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

                  (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Protective OverAdvance, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).

         (j) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount so that no OverLoan (other than a Protective OverAdvance) is outstanding or, subject to the time limits included in Section 15.3(a) (which places time and frequency limits on Protective OverAdvance), to eliminate a Protective OverAdvance.

         (k)      Any amendment of this Article 15.

         (l)      Amendment of any of the following Definitions:

                  "Appraised Inventory Liquidation Value"
                  "Appraised Inventory Percentage"
                  "Majority Lender"
                  "Protective OverAdvance"
                  "SuperMajority Lenders
                  "Unanimous Consent"

         15.6. ACTIONS REQUIRING SWINGLINE LENDER CONSENT. No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

         15.7. ACTIONS REQUIRING AGENT'S CONSENT.

         (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the Agent in its capacity as Agent may be undertaken without the written consent of the Agent.

         (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of the Agent shall be effective without the written consent of the Agent.

         15.8. MISCELLANEOUS ACTIONS.

         (a) Notwithstanding any other provision of this Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to the Borrowers.

         (b) The Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Revolving Credit Lender unless the Agent shall first:

                  (i) receive such clear, unambiguous, written instructions as the Agent deems appropriate; and

                  (ii) be indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

         (c) The Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to the Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

         15.9. ACTIONS REQUIRING BORROWERS' CONSENT. The Borrowers' consent is required for any amendment of this Agreement.

         15.10. NONCONSENTING REVOLVING CREDIT LENDER.

         (a) In the event that a Revolving Credit Lender (in this Section 15.10, a "NONCONSENTING REVOLVING CREDIT LENDER") does not provide its consent to a proposal by the Agent to take action which requires consent under this
Article 15, then one or more Revolving Credit Lenders who provided consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 16.1, below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Agent and to the NonConsenting Revolving Credit Lender.

         (b) At the end of such fifteen (15) days, and provided that the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender to the Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender:

                  (i) Such NonConsenting Revolving Credit Lender's pro-rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.

                  (ii) All fees distributable hereunder to the NonConsenting Revolving Credit Lender to the date of such assignment.

                  (iii) Any out-of-pocket costs and expenses for which the NonConsenting Revolving Credit Lender is entitled to reimbursement from the Borrowers.

         (c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section 15.10(b), then:

                  (i) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Agent and held by the Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.

                  (ii) The Revolving Credit Note held by the NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.

                  (iii) The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".

                  (iv) The Revolving Credit Lender(s) which have Transferred the amount to the Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".

         (d) In the event that more than One (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Percentage Commitments, with the Agent coordinating such transaction.

         (e) The Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting

Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section 16.2(b) shall be due under such circumstances.

ARTICLE XVI. ASSIGNMENTS BY REVOLVING CREDIT LENDERS

         16.1. ASSIGNMENTS AND ASSUMPTIONS. Except as provided herein, each Revolving Credit Lender (in this Section 16.1, an "ASSIGNING REVOLVING CREDIT LENDER") may assign to one or more Eligible Assignees (in this Section 16.1, each an "ASSIGNEE REVOLVING CREDIT LENDER") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Loan Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that

                  (i) The Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Revolving Credit Dollar Commitment of less than the "minimum hold" amount specified in Section 16.1(iii) or if there would be more than nine (9) Revolving Credit Lenders.

                  (ii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

                  (iii) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Revolving Credit Dollar Commitment (if not an assignment of all of the Assigning Lender's Loan Commitment) shall not be less than $10,000,000.

                  (iv) The Assigning Revolving Credit Lender is assigning at least $10,000,000 of its Revolving Credit Dollar Commitment or all of its Loan Commitment.

         16.2. ASSIGNMENT PROCEDURES. (This Section 16.2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article 16: and permitted by Section 16.1).

         (a) The parties to such an assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT D, annexed hereto (an "ASSIGNMENT AND ACCEPTANCE").

         (b) The Assigning Revolving Credit Lender shall deliver to the Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Agent's processing fee of $3,500.

         (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Percentage Commitment and Maximum Revolving Credit Dollar Commitment of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement.

         (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

         16.3. EFFECT OF ASSIGNMENT.

         (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Agent may delay by up to Five (5) Business Days after the delivery of such Assignment and Acceptance):

                  (i)   The Assignee Revolving Credit Lender:

                        (A) Shall be a party to this Agreement and the Loan
                  Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

                        (B) Shall have the rights of a Revolving Credit
                  Lender hereunder to the extent of the Revolving Credit Percentage Commitment and Maximum Revolving Credit Dollar Commitment assigned by such Assignment and Acceptance.

                  (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the Loan Commitment assigned by such Assignment and Acceptance.

                  (iii) The Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

         (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

ARTICLE XVII. NOTICES

         17.1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

         If to the Agent:

                 Fleet Retail Finance Inc.
                 40 Broad Street
                 Boston, Massachusetts 02109
                 Attention         James J. Ward
                                   Director
                 Fax               617-434-4312

         With a copy to:

                 Bingham Dana LLP
                 150 Federal Street
                 Boston, Massachusetts 02110
                 Attention         Robert A.J. Barry,  Esquire
                 Fax               617-951-8736

         If to the Borrowers:

                 Jacobson Stores Inc.
                 3333 Sargent Road
                 Jackson, Michigan 49201
                 Attention         Chief Financial Officer
                 Fax               517-764-7983

         With a copy to:

                 Honigman Miller Schwartz and Cohn LLP
                 2290 First National Building
                 660 Woodward Avenue
                 Detroit, Michigan 48226-3583
                 Attention         Robert J. Krueger, Esq.
                 Fax:              313-465-7453

         17.2.  NOTICE GIVEN.

         (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                  (i)   By mail: the sooner of when actually received or Three
         (3) Business Days following deposit in the United States mail, postage prepaid.

                  (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                  (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                  (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

         (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

         17.3. WIRE INSTRUCTIONS NOTICE GIVEN. Subject to change in the same manner that a notice address may be changed (as to which, see Section 17.1), wire transfers to the Agent shall be made in accordance with the following wire instructions:

                  Fleet Retail Finance Inc.
                  ABA Number:       011000390
                  Account Name      :
                  Account Number    :
                  Reference         :

ARTICLE XVIII. TERM

         18.1. TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2.5(g) hereof) until the Termination Date.

         18.2. ACTIONS ON TERMINATION.

         (a) On the Termination Date, the Borrowers shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                  (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans, and the SwingLine Loan ).

                  (ii)  Any then remaining installments of the Closing Fee.

                  (iii) Any then remaining installments of the Agent's Fee.

                  (iv) Any payments due on account of the indemnification obligations included in Section 2.10(e).

                  (v)   Any accrued and unpaid Unused Line Fee.

                  (vi)  Any applicable Revolving Credit Early Termination Fee.

                  (vii) All unreimbursed costs and expenses of the Agent and of Lenders' Special Counsel for which the Borrowers are responsible.

         (b) On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Agent.

         (c) Until such payment (Section 18.2(a)) and arrangements concerning L/C's (Section 18.2(b)), all provisions of this Agreement, other than those included in Article 2: which place any obligation on the Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to the Borrowers shall remain in full force and effect until all Liabilities shall have been paid in full.

         (d) The release by the Agent of the Collateral Interests granted the Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Agent may require.

ARTICLE XIX. GENERAL

         19.1. PROTECTION OF COLLATERAL. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under ss.9-207 of the UCC (or UCC9'99 as applicable) or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

         19.2. PUBLICITY. The Agent may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to the Borrowers (and may utilize any logo or other distinctive symbol associated with the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Agent.

         19.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each Borrower and each Borrower's successors, and assigns and shall be binding upon and inure to the benefit of the Agent and each Revolving Credit Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that the Agent or any Revolving Credit Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         19.4. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         19.5. AMENDMENTS. COURSE OF DEALING.

         (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrowers and the Agent and each Revolving Credit Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Revolving Credit Lender to give notice to the Borrowers of any Borrower having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent to the manner by which Borrowing Base is determined shall obligate the Agent to continue to determine Borrowing Base in that manner.

         (b) The Borrowers may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent given in accordance with the provisions of this Agreement. Subject to Article 15:, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         19.6. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto the Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as each Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

         19.7. APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion, consistent, however, with Sections 13.6 and
13.7 and any other applicable provisions of this Agreement. Each Borrower shall remain liable for any deficiency remaining following such application.

         19.8. INCREASED COSTS. If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

         (a) ubjects any Revolving Credit Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrowers to the Agent or any Revolving Credit Lender under this Agreement (except for taxes on the Agent or any Revolving Credit Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Agent or that Revolving Credit Lender are located);

         (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Revolving Credit Lender;

         (c) imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or

         (d) imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Agent, from time to time, to the Company (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income.

         19.9. COSTS AND EXPENSES OF THE AGENT.

         (a) The Borrowers shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by the Agent and the Syndication Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

         (b) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Revolving Credit Lenders to Lenders' Special Counsel.

         (c) Each Borrower authorizes the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.

         (d)      The undertaking on the part of each Borrower in this Section
19.9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 19.9.

         19.10. COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relate thereto which have been or may be hereinafter furnished the Agent or any Revolving Credit Lender may be reproduced by that Revolving Credit Lender or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         19.11. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

         19.12. CONSENT TO JURISDICTION.

         (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against such Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

         (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such Borrower at such Borrower's address for notices as specified herein, such service to become effective five
(5) Business Days after such mailing.

         (c) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

         (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

         (e) Each Borrower agrees that any action commenced by such Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         19.13. INDEMNIFICATION. Each Borrower shall indemnify, defend, and hold the Agent, the Syndication Agent and each Revolving Credit Lender and any Participant and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by such Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of such Borrower or of any guarantor or endorser of the Liabilities with such Indemnified Person with respect to any of the Loan Documents or the transactions described in the Loan Documents, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of which claims may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Indemnified Person's selection, but one of which shall be at the expense of such Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of any Borrower, other than a termination, release, or discharge duly executed on behalf of the Agent which makes specific reference to this Section 19.13.

         19.14. RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

         (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

         (b) Any term used herein to describe Collateral or a Person, which erm is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by such Borrower or in UCC9'99, shall be given the meaning which is the more encompassing of the two definitions.

         (c) Words in the singular include the plural and words in the plural include the singular.

         (d)      Cross references to Sections in this Agreement begin with the
Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5.6" is to Section 5.6, which appears in Article 5 of this Agreement).

         (e) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

         (f)      The words "includes" and "including" are not limiting.

         (g) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

         (h) Text which is shown in italics (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

         (i)      The words "may not" are prohibitive and not permissive.

         (j) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

         (k) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

         (l)      The symbol "$" refers to United States Dollars.

         (m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

         (n) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

         (o) Except as otherwise specifically provided, all references to time are to Boston time.

         (p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                  (i) Unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and
         (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

                  (ii)  The word "from" means "from and including".

                  (iii) The words "to" and "until" each mean "to, but excluding".

                  (iv)  The word "through" means "to and including".

         (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 19.15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         (r) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Revolving Credit Lenders merely on account of the Agent's or any Revolving Credit Lender's involvement in the preparation of such documents

         19.15. INTENT. It is intended that:

         (a)      This Agreement take effect as a sealed instrument.

         (b) The scope of all Collateral Interests created by each Borrower to secure the Liabilities be broadly construed in favor of the Agent.

         (c) All Collateral Interests created in favor of the Agent at any time and from time to time secure all Liabilities, whether now existing or contemplated or hereafter arising.

         (d) All reasonable costs, expenses, and disbursements incurred by the Agent, the Syndication Agent and, to the extent provide in Section 19.9 each Revolving Credit Lender, in connection with such Person's relationship(s) with the Borrowers shall be borne by the Borrowers.

         (e) Unless otherwise explicitly provided herein, the Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion and without reference to Section 2.17 hereof.

         19.16. PARTICIPATIONS. Each Revolving Credit Lender may sell participations to one or more financial institutions (each, a "PARTICIPANT") in that Revolving Credit Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis-a-vis the Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate the Agent to any Person other than a Revolving Credit Lender.

         19.17. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Borrower from the Agent or any Revolving Credit Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of such Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of such Borrower to the Agent and such Revolving Credit Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time that the Borrowers are InDefault, whether or not such are then due and whether or not other collateral is then available to the Agent or that Revolving Credit Lender.

         19.18. PLEDGES TO FEDERAL RESERVE BANKS. Nothing included in this Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. ss.341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from any of its obligations hereunder or under any of the Loan Documents.

         19.19. MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither the Agent nor any Revolving Credit Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability, would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         19.20. WAIVERS.

         (a) Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 19.20(b), below, knowingly, voluntarily, and intentionally, and understands that Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of each Borrower as provided herein, whether not or in the future, is relying on such waivers.

         (b) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                  (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                  (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

                  (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE AGENT AND EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                  (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Agent may or may become entitled to take hereunder.

                  (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the

         Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (vi) Any claim to consequential, special, or punitive damages.

         19.21. PAYMENT OF FLORIDA PROPERTY TAXES.

         The Revolving Credit Notes collectively evidence Indebtedness in the amount of $150,000,000. Florida documentary stamp taxes and non-recurring intangible property taxes have been paid on recording the Florida Mortgages securing payment thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.



                           JACOBSON STORES INC.
                           ("BORROWER")


                           By:     / s /   Paul W. Gilbert
                               ----------------------------------
                           Print Name:  Paul W. Gilbert
                                      ---------------------------
                           Title:  Vice Chairman
                                  -------------------------------

                           JACOBSON CREDIT CORP.
                           ("BORROWER")


                           By:     / s /   Paul W. Gilbert
                               ----------------------------------
                           Print Name:  Paul W. Gilbert
                                      ---------------------------
                           Title:  Vice Chairman
                                  -------------------------------


                           JACOBSON STORES REALTY COMPANY
                           ("BORROWER")


                           By:     / s /   Paul W. Gilbert
                               ----------------------------------
                           Print Name:  Paul W. Gilbert
                                      ---------------------------
                           Title:  Vice Chairman
                                  -------------------------------

                           FLEET RETAIL  FINANCE  INC., AS AGENT,
                           SWINGLINE  LENDER AND REVOLVING
                           CREDIT LENDER ("AGENT")


                            By:     / s /   James J. Ward
                               ----------------------------------
                            Print Name:  James J. Ward
                                      ---------------------------
                            Title:   Director
                                  -------------------------------